Exhibit 10.13

MASTER REPURCHASE AND

SECURITIES CONTRACT AGREEMENT

between

TPG RE FINANCE 2, LTD.,

as Seller,

and

GOLDMAN SACHS BANK USA,

as Buyer

Paul Hastings LLP

75 East 55th Street

New York, NY 10022

Dated: August 19, 2015

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ii

ANNEXES, EXHIBITS AND SCHEDULES

SCHEDULE I	Prohibited Transferees

ANNEX I	Names and Addresses for Communications between Parties

EXHIBIT I	Form of Confirmation Statement

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III-A	Monthly Reporting Package

EXHIBIT III-B	Quarterly Reporting Package

EXHIBIT III-C	Annual Reporting Package

EXHIBIT IV	Form of Power of Attorney

EXHIBIT V	Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VI	Advance Procedures

EXHIBIT VII	Form of Margin Deficit Notice

EXHIBIT VIII	Form of Tax Compliance Certificates

EXHIBIT IX	Form of Covenant Compliance Certificate

EXHIBIT X	UCC Filing Jurisdictions

EXHIBIT XI	Form of Servicer Notice

EXHIBIT XII	Form of Release Letter

EXHIBIT XIII	Form of Re-Direction Letter

EXHIBIT XIV	Form of Custodial Delivery

EXHIBIT XV	Form of Bailee Letter

EXHIBIT XVI	[Intentionally Omitted]

EXHIBIT XVII	Future Funding Advance Procedures

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MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Agreement”), dated as of August 19, 2015, by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number ###### (“Seller”).

ARTICLE 1.

APPLICABILITY

From time to time during the Availability Period the parties hereto may enter into transactions in which Seller and Buyer agree to the transfer from Seller to Buyer all of its rights, title and interest in certain Eligible Assets (as defined herein) or other assets and, in each case, the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated or committed to purchase or effect the transfer of any Eligible Asset from Seller to Buyer.

ARTICLE 2.

DEFINITIONS

“1934 Act” shall have the meaning set forth in the definition of “Change of Control” in this Article 2.

“A-Note” shall mean the promissory note, if any, that was executed and delivered in connection with the senior or pari passu senior position of a Senior Mortgage Loan.

“Accelerated Repurchase Date” shall have the meaning specified in Article 12(b)(i) of this Agreement.

“Acceptable Attorney” means Ropes & Gray LLP, Gibson, Dunn and Crutcher LLP, or any other attorney at law that has delivered at Seller’s request a Bailee Letter, with the exception of an attorney that is not satisfactory to Buyer, as specified in a written notice from Buyer to Seller.

“Accepted Servicing Practices” shall mean with respect to any applicable Purchased Asset, those mortgage loan servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, wind up, liquidation, dissolution or similar law relating to the protection of creditors (“Insolvency Law”), or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that is not dismissed or stayed within forty-five (45) days; (ii) the seeking or consenting to the appointment of a liquidator, receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making of a general assignment for the benefit of creditors; (v) the admission in writing by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; (vii) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law; (viii) solely with respect to Seller, that the shareholders of Seller pass a resolution to have Seller wound up on a voluntary basis; or (ix) the taking of action by any such Person in furtherance of any of the foregoing.

“Advance Rate” shall mean, with respect to each Transaction, the initial Advance Rate selected by Buyer for such Transaction on a case by case basis in its sole discretion as shown in the related Confirmation, as may be adjusted for (i) any Margin Availability Advance, (ii) Future Funding Advance, and (iii) any reduction in Purchase Price pursuant to Article 3(i) hereof, as set forth herein and reflected in any amended and restated Confirmation, which in any case shall not exceed the Maximum Advance Rate, unless otherwise agreed to by Buyer and Seller.

“Affiliate” shall mean, (A) when used with respect to Seller, Pledgor, Guarantor, TRT or any of their respective Subsidiaries, TRT and its Subsidiaries, or (B) when used with respect to any other specified Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto, or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Affiliated Hedge Counterparty” shall mean Goldman Sachs Bank USA, or any Affiliate thereof, in its capacity as a party to any Hedging Transaction with Seller.

“Agreement” shall mean this Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015, by and between Seller and Buyer as such agreement may be amended, modified or supplemented from time to time.

“Alternative Rate” shall have the meaning specified in Article 13(a) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“Annual Reporting Package” shall mean the reporting package described on Exhibit III-C.

“Anti-Money Laundering Laws” shall have the meaning specified in Article 9(b)(xxix) of this Agreement.

“Applicable Spread” shall mean:

(i) so long as no Event of Default shall have occurred and be continuing, (A) the amount set forth in the Fee Letter as being the “Applicable Spread” or (B) the amount set forth in the Confirmation as the “Applicable Spread”, and

(ii) after the occurrence and during the continuance of an Event of Default, the (x) applicable incremental percentage described in clause (i) of this definition, plus (y) five percent (5.0%).

“Appraisal” shall mean, with respect to each Underlying Mortgaged Property, an appraisal of the related Underlying Mortgaged Property conducted by a licensed Independent Appraiser in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Assets” shall have the meaning specified in Article 1 of this Agreement.

“Assignee” shall have the meaning set forth in Article 18(a) of this Agreement.

“Assignment of Leases” shall mean, with respect to any Purchased Asset that is a Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor’s interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Underlying Mortgaged Property as security for repayment of such Purchased Asset.

“Availability Period” shall mean the period commencing on the Closing Date and expiring on the Availability Period Expiration Date.

“Availability Period Expiration Date” shall mean August 19, 2017, as such date may be extended in accordance with Article 3(h) of this Agreement.

“Availability Period Pricing Rate” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Availability Period Renewal Conditions” shall have the meaning specified in Article 3(h) of this Agreement.

“Bailee Letter” shall mean a letter substantially in the form as Exhibit XV from an Acceptable Attorney or a Title Company or another Person acceptable to Buyer in its sole discretion, in form and substance acceptable to Buyer in its sole discretion, wherein such Acceptable Attorney, Title Company or other Person described above in possession of a Purchased Asset File (i) acknowledges receipt of such Purchased Asset File, (ii) confirms that such Acceptable Attorney, Title Company or other Person acceptable to Buyer is holding the same as bailee or agent on behalf of Buyer under such letter and (iii) agrees that such Acceptable Attorney, Title Company or other Person described above shall deliver such Purchased Asset File to the Custodian, or as otherwise directed by Buyer, by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Asset.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et. seq.), as amended, modified or replaced from time to time.

“Breakage Costs” shall have the meaning assigned thereto in Article 13(f).

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York, Texas or Minnesota are authorized or obligated by law or executive order to be closed. Notwithstanding the foregoing sentence, when used with respect to the determination of LIBOR, “Business Day” shall only be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

“Buyer” shall mean Goldman Sachs Bank USA, a New York state-chartered bank, or any successor or assign.

“Buyer’s LTV Margin Percentage” shall mean, with respect to any Transaction and any Purchased Asset on any date of determination, a percentage equal to (i) the Maximum LTV set forth on the related Purchased Asset’s Confirmation plus (ii) five percent (5%).

“Buyer’s Margin Amount” shall mean: (a) with respect to any LTV Purchased Asset, on any date of determination, the product of (i) the Maximum LTV for such LTV Purchased Asset as set forth in the related Confirmation (as determined by Buyer in its sole good faith discretion), multiplied by (ii) the Market Value for such LTV Purchased Asset; and (b) with respect to any Debt Yield Purchased Asset, on any date of determination, the amount of Purchase Price that can be outstanding on such Debt Yield Purchased Asset such that the Debt Yield for such Debt Yield Purchased Asset is no lower than the Minimum Debt Yield for such Debt Yield Purchased Asset.

“Capital Stock” shall mean any and all shares, interests, or other equivalents (however designated) of capital stock of a corporation or shares in the capital of a Cayman Islands exempted company, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cash Equivalents” shall mean, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States and (b) time deposits, certificates of deposit, money market accounts or banker’s acceptances of any investment grade rated commercial bank, in each case maturing within ninety (90) days after such date.

“Change of Control” shall mean the occurrence of any of the following:

(a) the consummation of a merger or consolidation of TRT or Guarantor with or into another entity or any other reorganization if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in TRT or Guarantor immediately prior to such merger, consolidation or other reorganization;

(b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor or TRT entitled to vote generally in the election of directors, members or partners of 25% or more other than Affiliates of Persons who are under common control with Manager or to the extent such interests are obtained through a public market offering or secondary market trading;

(c) Guarantor and TRT (except from and after an IPO Transaction) shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the outstanding Capital Stock of Pledgor and to Control Pledgor or Pledgor shall cease to own directly, of record and beneficially, one hundred percent (100%) of the outstanding Capital Stock of Seller and to Control Seller; or

(d) Transfer of all or substantially all of Guarantor’s assets.

Notwithstanding the foregoing, (1) clauses (a) and (b) of this definition shall not constitute a “Change of Control” prior to an IPO Transaction so long as Manager or a replacement manager acceptable to Buyer shall continue to manage TRT and its Subsidiaries pursuant to the Management Agreement, and (2) an IPO Transaction of TRT shall not constitute a “Change of Control” so long as the following conditions are satisfied: (i) Guarantor or TRT, as applicable, continues to satisfy all financial covenants contained in the Transaction Documents (including, without limitation, Section 9 of the Guarantee Agreement) and (ii) Guarantor or TRT, as applicable, continues to own one hundred percent (100%) of the direct or indirect ownership interests of Pledgor and Seller.

“Closing Date” shall mean August 19, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collection Period” shall mean (i) with respect to the first Remittance Date, the period beginning on and including the Closing Date and continuing to and including the calendar day immediately preceding such Remittance Date, and (ii) with respect to each subsequent Remittance Date, the period beginning on and including the immediately preceding Remittance Date and continuing to and including the calendar day immediately preceding the following Remittance Date.

“Concentration Limit” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Confirmation” shall have the meaning specified in Article 3(b) of this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Control,” “Controlling” and “Controlled” shall have meanings correlative thereto

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate in form and substance of the certificate attached hereto as Exhibit IX.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among the Custodian, Seller and Buyer, as amended, modified and/or restated from time to time.

“Custodial Delivery” shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Article 7 of this Agreement, a form of which is attached hereto as Exhibit XIV.

“Custodian” shall mean U.S. Bank National Association or any successor Custodian appointed by Buyer.

“Debt Yield” shall mean, with respect to any Purchased Asset, the quotient (expressed as a percentage) of (i) net operating income of the related Purchased Asset as determined by Buyer in its sole good faith discretion, divided by (ii) the Purchased Price of the related Purchased Asset.

“Debt Yield Margin Percentage” shall mean, with respect to any Debt Yield Purchased Asset, on any date of determination, a percentage equal to (i) the Minimum Debt Yield for such Purchased Asset less (ii) one percent (1.0%).

“Debt Yield Purchased Asset” shall mean any Purchased Asset that Buyer has designated in its sole discretion as a “Debt Yield Purchased Asset” on the related Confirmation.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” shall mean Wells Fargo Bank, National Association, or any successor Depository appointed by Buyer in its sole discretion.

“Depository Account” shall mean a segregated account, in the name of Seller, in trust for Buyer, established at Depository pursuant to this Agreement, and which is subject to the Depository Agreement.

“Depository Agreement” shall mean the deposit account control agreement to be entered into in accordance with the Post Closing Agreement, among Buyer, Seller and Depository, as amended, modified and/or restated from time to time.

“Due Diligence Package” shall have the meaning specified in Exhibit VI to this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(e) of this Agreement.

“Eligible Assets” shall mean any of the following types of assets or loans (1) that are acceptable to Buyer in its sole discretion (determined as of the relevant Purchase Date), (2) on each day, with respect to which the representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all respects except to the extent disclosed in a Requested Exceptions Report approved by Buyer, (3) to the extent any hedging is required relating to such loan, such hedging arrangement is acceptable to Buyer; (4) intentionally omitted; and (5) that are secured directly or indirectly by properties that are multi-family, office, retail, industrial, hospitality or such other types of properties that Buyer may agree to in its sole discretion (determined as of the relevant Purchase Date), and are properties located in the United States of America, its territories or possessions (or elsewhere, in the sole discretion of Buyer as determined as of the relevant Purchase Date):

(i) Senior Mortgage Loans;

(ii) Participation Interests; and

(iii) any other asset or loan types or classifications that are acceptable to Buyer, subject to its consent on all necessary and appropriate modifications to this Agreement and each of the Transaction Documents, as determined by Buyer in its sole discretion.

Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets for purposes of this Agreement: (i) construction loans or land loans; (ii) any Asset, where payment of the Purchase Price with respect thereto would cause the aggregate of all Repurchase Prices to exceed the Maximum Facility Amount; (iii) loans for which Buyer is relying on an Appraisal, the applicable appraisal is not dated within six (6) months of the proposed Purchase Date (or such other time period as approved by Buyer in Buyer’s sole discretion); (iv) loans in which the related loan agreement or other documents and/or instruments evidencing such loans contain restrictions on transfer by the lender other than customary restrictions regarding qualified transferees, eligibility requirements and the like; (v) Assets that, upon becoming a Purchased Asset, would cause the Purchase Price of the applicable Purchased Asset or the aggregate Purchase Price of the applicable Purchased Assets to violate the Concentration Limit; (vi) Assets that, upon becoming a Purchased Assets, have a Purchase Price of less than $10,000,000.00 (other than due to the receipt of Principal Proceeds or the satisfaction of Margin Deficits) or greater than $100,000,000.00; and (vii) assets secured directly or indirectly by loans described in the preceding clauses (i) through (vi).

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Article references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Article 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Article 302 of ERISA and Article 412 of the Code, described in Article 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Article 12 of this Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or any Transferee, or required to be withheld or deducted from a payment to Buyer or Transferee, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer or Transferee being organized under the laws of, or having its principal office or, in the case of any Buyer or Transferee, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Buyer or Transferee, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer or Transferee under this Agreement pursuant to a law in effect on the date on which (i) such Buyer or Transferee acquires an interest hereunder (other than pursuant to an assignment request by Seller under Article 13(m)) or (ii) Buyer or Transferee changes its lending office, except in each case to the extent that, pursuant to Articles 13(g) and 13(j), amounts with respect to such Taxes were payable either to Buyer’s or Transferee’s assignor immediately before such Buyer or Transferee acquired an interest hereunder or to such Buyer or Transferee immediately before it changed its lending office, (c) Taxes attributable to such Buyer or Transferee’s failure to comply with Article 13(k) and Article 13(d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Extension Period” shall have the meaning specified in Article 3(h)(i) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FATF” shall have the meaning specified in the definition of “Prohibited Investor.”

“FDIA” shall have the meaning specified in Article 22(c) of this Agreement.

“FDICIA” shall have the meaning specified in Article 22(f) of this Agreement.

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day or such transactions received by Buyer from three (3) Federal funds brokers of recognized standing selected by Buyer in its sole discretion.

“Fee Letter” shall mean that certain Fee Letter, dated as of the date hereof, between Buyer and Seller, as amended, modified and/or restated from time to time.

“Filings” shall have the meaning specified in Article 6(d) of this Agreement.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” shall mean Fitch Ratings, Inc.

“Foreign Transferee” shall mean a Transferee that is not a U.S. Person.

“Future Funding Advance” shall have the meaning specified in Article 3(k) of this Agreement.

“Future Funding Due Diligence Package” shall have the meaning set forth in Exhibit XVI hereto.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any United States national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government or subdivision thereof.

“Guarantee Agreement” shall mean (a) prior to the Guarantor Substitution Date, the Guarantee Agreement, dated as of the date hereof, from Initial Guarantor in favor of Buyer and (b) on and after the Guarantor Substitution Date, the Replacement Guarantee Agreement, in each case, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Guarantor” shall mean (a) prior to the Guarantor Substitution Date, the Initial Guarantor, and (b) on and after the Guarantor Substitution Date, the Replacement Guarantor.

“Guarantor Substitution Date” shall have the meaning specified in Article 3(m).

“Hanover” shall mean Hanover Street Capital, LLC, a Delaware limited liability company.

“Hedge-Required Asset” shall mean any Eligible Asset which accrues interest at a fixed rate and for which Buyer determines in its sole discretion requires a Hedging Transaction as a condition precedent to the related Transaction.

“Hedging Transactions” shall mean, with respect to any Hedge-Required Asset, any short sale of U.S. Treasury Securities or mortgage related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, entered into by any Affiliated Hedge Counterparty or Qualified Hedge Counterparty with Seller, either generally or under specific contingencies that are required by Buyer, or otherwise pursuant to this Agreement, to hedge the financing of a Hedge-Required Asset, or that Seller has elected to pledge or transfer to Buyer pursuant to this Agreement.

“Income” shall mean, with respect to any Purchased Asset at any time, (a) any collections of principal, interest, dividends, receipts or other distributions or collections, (b) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale or liquidation of such Purchased Asset and (c) all payments actually received by Buyer on account of Hedging Transactions.

“Indebtedness” shall mean, for any Person, without duplication, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) calendar days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (k) all obligations of such Person under Financing Leases.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Article 26 of this Agreement.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Appraiser” shall mean an independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Underlying Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five (5) years’ experience in the subject property type.

“Independent Director” shall mean an individual with at least three (3) years of employment experience serving as an independent director at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, MaplesFS Limited, Maples Fiduciary Services (Delaware) Inc., or, if none of those companies is then providing professional independent directors or managers or is not acceptable to the Rating Agencies, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of Seller and is not, and has never been, and will not while serving as independent director or manager be:

(a) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of Seller or Seller’s equityholders or Affiliates (other than as an independent director or manager of an Affiliate of Seller that is not in the direct chain of ownership of Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b) a customer, creditor, supplier or service provider (including provider of professional services) to Seller or Seller’s equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors or managers and other corporate services to Seller or Seller’s equityholders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, customer, creditor, supplier or service provider; or

(d) a Person that controls or is under common control with (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a single purpose bankruptcy remote entity in the direct chain of ownership of Seller shall not be disqualified from serving as an independent director or manager of Seller, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible Assets” shall have the meaning specified in Article 12(c) of this Agreement.

“Ineligibility Period” shall have the meaning specified in Article 12(c) of this Agreement.

“Initial Guarantor” shall mean TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company.

“Insolvency Law” shall mean the Bankruptcy Code and any other bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors.

“Investment Company Act” shall have the meaning specified in Article 9(b)(xiv) of this Agreement.

“IPO Transaction” shall mean any public offering involving the issuance of direct or indirect common equity interests in TRT or any Person to which the assets of TRT are contributed, including pursuant to an “UPREIT” structure, on a nationally recognized stock exchange in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean shall mean, as of any date of determination, collectively, the actual knowledge after due inquiry of any Responsible Officer or employee of Seller or an Affiliate. “Known”, “Knowingly” or other variations of Knowledge shall have meanings correlative thereto.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the offered rate for thirty (30) day U.S. dollar deposits, as the applicable rate appears on Reuters Screen LIBOR01 Page (or any successor thereto) as of 11:00 a.m. (London time) on the Pricing Rate Determination Date (rounded up to the nearest whole multiple of 1/100%); provided that if the applicable rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be based upon the offered rates of the Reference Banks for U.S. dollar deposits as of 11:00 a.m. (London time) on such date. In such event, Buyer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such date, two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean of all such offered quotations (rounded to the nearest whole multiple of 1/100%). If on such date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the higher of (i) LIBOR as determined on the immediately preceding day that LIBOR is available and (ii) the Reserve Interest Rate.

“LIBOR Rate” shall mean, as of any date of determination, a rate per annum determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

LIBOR
1 – Reserve Requirement

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“LTV” shall mean, with respect to any Purchased Asset, the quotient (expressed as a percentage) of (i) the then outstanding Purchase Price of any Purchased Asset divided by (ii) the value of the Underlying Mortgaged Property as determined by Buyer in its sole good faith discretion, which may include, among other things, considering an independent appraisal obtained in connection with the origination of the Purchased Asset, which appraisal must be approved by Buyer in its sole good faith discretion, discounted cash flow analysis, market comparables, and any other valuation method chosen in Buyer’s sole good faith discretion.

“LTV Purchased Asset” shall mean any Purchased Asset that Buyer has designated in its sole discretion as an “LTV Purchased Asset” on the related Confirmation.

“Management Agreement” shall mean that certain Management Agreement, dated as of December 15, 2014, by and between TRT and Manager, as the same may be amended, supplemented or otherwise modified from time to time.

“Manager” shall mean TPG RE Finance Trust Management, L.P., a Delaware limited partnership.

“Margin Availability” shall mean the positive difference, if any, between (a) Buyer’s Margin Amount with respect to a Purchased Asset on any date of determination minus (b) the outstanding Purchase Price of such Purchased Asset on such date of determination.

“Margin Availability Advance” shall have the meaning specified in Article 3(j).

“Margin Deficit” shall have the meaning specified in Article 4(b).

“Margin Deficit Notice” shall have the meaning specified in Article 4(a).

“Market Value” shall mean, for any Purchased Asset, the market value, on any date of determination, of the related Underlying Mortgaged Property, determined by Buyer in its sole good faith discretion.

“Material Action” shall mean, as to any Person, any act or action to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable Insolvency Law, to seek relief under any Insolvency Law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consenting to, reorganization or relief with respect to such Person under any applicable Insolvency Law, to seek or consent to the appointment of a receiver, liquidator, trustee, or sequestrator for such Person, or to take any action in furtherance of the foregoing.

“Material Adverse Effect” shall mean a material adverse effect, with respect to Seller, Pledgor or Guarantor, on (a) the property, business, operations, financial condition of Seller, Pledgor, or Guarantor taken in the aggregate, (b) the ability of Seller, Pledgor or Guarantor to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents or (e) the timely payment of any amounts payable under the Transaction Documents.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maximum Advance Rate” shall mean, with respect to each Purchased Asset, the maximum amount, expressed as a percentage of par, as specified in the appropriate row for such Purchased Asset under the “Maximum Advance Rate” specified in Schedule I attached to the Fee Letter for the related Underlying Mortgaged Property type shown in Schedule I, or if not shown in Schedule I or if otherwise agreed to by Seller and Buyer, in the related Confirmation for such Purchased Asset; provided, however, that with respect to any Eligible Asset to be purchased hereunder, the Advance Rates shown in Schedule I attached to the Fee Letter are only indicative of the maximum advance rate available to Seller, and Buyer is not obligated to purchase any Eligible Asset at such Maximum Advance Rates.

“Maximum Facility Amount” shall mean $250,000,000.00; provided, that any amounts paid to Buyer on account of a Repurchase Price may be readvanced hereunder and utilized for purchasing additional Assets in accordance with the terms of this Agreement; provided further, however, that (i) from and after the commencement of the Term Out Period, the Maximum Facility Amount shall be reduced, from time to time, as applicable, by all Principal Proceeds which are applied in reduction of the aggregate outstanding Purchase Prices and (ii) during a Wind Down Period, Seller may, from time to time, reduce the Maximum Facility Amount by an amount up to the positive difference, as of the relevant date of determination, when subtracting the then current aggregate Repurchase Prices of all Purchased Assets from the then current Maximum Facility Amount.

“Maximum LTV” shall mean the Maximum LTV for any Purchased Asset as set forth in the related Confirmation; provided, that the Maximum LTV shall not be greater than or equal to sixty percent (60%) unless otherwise approved, as determined by Buyer in its sole discretion.

“Minimum Debt Yield” shall mean the Minimum Debt Yield for any Purchased Asset as set forth in the related confirmation.

“Monthly Reporting Package” shall mean the reporting package described on Exhibit III-A.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, charge or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in fee simple or term of years in real property and the improvements thereon, securing evidence of indebtedness.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor with respect to a Senior Mortgage Loan.

“Mortgagor” shall mean (a) with respect to a Senior Mortgage Loan, the obligor on a Mortgage Note and the grantor of the related Mortgage and (b) with respect to a Participation Interest, the obligor on a Mortgage Note and the grantor of the related Mortgage on the Underlying Mortgage Loan related to such Participation Interest.

“MTM Representation” shall mean the representations and warranties set forth on Exhibit V hereto as paragraphs 11, 15, 34(f), 35, 38 and 42.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Article 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“New Asset” shall mean an Eligible Asset that Seller proposes to be included as a Purchased Item which Eligible Asset has not yet become a Purchased Asset.

“OFAC” shall have the meaning specified in the definition of “Prohibited Investor”.

“Originated Asset” shall mean any Eligible Asset originated by Seller.

“Other Connection Taxes” means, with respect to Buyer and any Transferee, Taxes imposed as a result of a present or former connection between such Buyer or Transferee and the jurisdiction imposing such Tax (other than connections arising from such Buyer or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other Transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or any Transaction Document).

“Other Indebtedness” shall mean, with respect to a Purchased Asset, any related loan pari passu with or senior to the related Purchased Asset or any Underlying Mortgage Loan related thereto.

“Other Indebtedness Participant” shall mean, with respect to a Purchased Asset, any participant or co-lender in the Purchased Asset.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except for (i) any such Taxes or Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents (other than an assignment made pursuant to Article 13(n)), and (ii) for the avoidance of doubt, any Excluded Taxes.

“Participant Register” shall have the meaning assigned in Article 18(d).

“Participants” shall have the meaning specified in Article 18(a) of this Agreement.

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a senior or pari passu interest in a performing Senior Mortgage Loan evidenced by a Participation Certificate.

“Permitted Encumbrances” shall mean, with respect to each Purchased Asset, (a) any lien or security interest created by this Agreement and the other Transaction Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) leases, equipment leases, or other similar instruments entered into in accordance with the Purchased Asset Documents, (e) mechanics’ liens, materialmen’s liens and other recorded encumbrances which are being contested in accordance with the Purchased Asset Documents, bonded over, escrowed for or insured against by the applicable Title Policy.

“Person” shall mean an individual, corporation, limited liability company, Cayman Islands exempted company, business trust, partnership, joint tenant or tenant in common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Article 302 of ERISA or Article 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations” shall mean the regulations promulgated at 29 C.F.R. Section 2510.3- 101, as modified by Section 3(42) of ERISA.

“Plan Party” shall have the meaning set forth in Article 21(a) of this Agreement.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by Pledgor in favor of Buyer, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, pledging all of Pledgor’s interest in the Capital Stock of Seller to Buyer.

“Pledgor” shall mean TPG RE Finance Pledgor 2, LLC, a Delaware limited liability company.

“Post Closing Agreement” shall mean that certain Post Closing Agreement, dated as of the date hereof, by and between Buyer and Seller, as amended, modified and/or restated from time to time.

“Potential Event of Default” shall mean any condition or event that, after notice or lapse of time, would constitute an Event of Default.

“Pre-Existing Asset” shall mean any Eligible Asset that is not an Originated Asset.

“Pre-Purchase Due Diligence” shall have the meaning set forth in Article 3(b)(iv) hereof.

“Pre-Purchase Legal Expenses” shall mean all of the reasonable and necessary out of pocket legal fees, costs and expenses incurred by Buyer in connection with the Pre-Purchase Due Diligence associated with Buyer’s decision as to whether or not to enter into a particular Transaction.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”), (b) Executive Order 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., (d) the Bank Secrecy Act (31 U.S.C. Sections 5311 et seq.) as amended and (e) all other Requirements of Law relating to money laundering or terrorism, including without limitation, the USA PATRIOT Act and all regulations and executive orders promulgated with respect to money laundering or terrorism, including, without limitation, those promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury

“Price Differential” shall mean, with respect to any Purchased Asset as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate for such Purchased Asset to the outstanding Purchase Price of such Purchased Asset on a 360-day-per-year basis for the actual number of days during each Pricing Rate Period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset).

“Pricing Rate” shall mean, (a) during the Availability Period, the Availability Period Pricing Rate, and (b) during the Term Out Period, the Term Out Period Pricing Rate. In either case, the Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

“Pricing Rate Determination Date” shall mean, with respect to any Transaction (i) with respect to the first Pricing Rate Period, the related Purchase Date for such Purchased Asset and (ii) with respect to any subsequent Pricing Rate Period, the date that is two (2) Business Days prior to the first (1st) day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset.

“Primary Servicer” shall mean (a) Hanover, (b) Situs, in its capacity as “Replacement Servicer” under the Primary Servicing Agreement, or (c) any other primary servicer approved by, or in the case of a termination of Primary Servicer pursuant to Article 28(c), appointed by Buyer, in each case in Buyer’s sole discretion.

“Primary Servicing Agreement” shall mean the Servicing Agreement by and between Seller, Hanover and Situs, dated as of August 19, 2015, and, if any other Primary Servicer is approved by Buyer in its sole discretion, any servicing agreement with such other Primary Servicer in respect of the Purchased Assets, which agreement is approved by Buyer in its sole discretion.

“Principal Proceeds” shall mean, with respect to any Purchased Asset, any scheduled or unscheduled payment or prepayment of principal (including net sale proceeds) received by the Depository or allocated as principal in respect of any such Purchased Asset.

“Prohibited Investor” shall mean (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (2) any foreign shell bank, and (3) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Prohibited Transferee” shall mean any of the Persons listed on Schedule I attached to this Agreement.

“Properties” shall mean any properties owned or leased by Seller.

“Purchase Agreement” shall mean any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset that is subsequently sold to Buyer hereunder, which Purchase Agreement shall contain general market terms.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price of any Purchased Asset shall be (a) decreased by (i) any amount of Margin Deficit transferred by Seller to Buyer pursuant to Article 4(a) and applied to the Purchase Price of such Purchased Asset, (ii) the portion of any Principal Proceeds on such Purchased Asset that are applied pursuant to Article 5 hereof to reduce such Purchase Price and (iii) any other amounts paid to Buyer by Seller to reduce such Purchase Price and (b) increased by any Margin Availability Advance, Future Funding Advance or by any other amounts disbursed by Buyer to Seller or to the related borrower on behalf of Seller with respect to such Purchased Asset to the related borrower on behalf of Seller with respect to such Purchased Asset.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller). For the avoidance of doubt, a Term Out Asset shall be a Purchased Asset.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Article 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement; provided that to the extent that Buyer waives, including pursuant to Article 7(c), receipt of any document in connection with the purchase of an Eligible Asset (but not if Buyer merely agrees to accept delivery of such document after the Purchase Date), such document shall not be a required component of the Purchased Asset File until such time as Buyer determines in good faith that such document is necessary or appropriate for the servicing of the applicable Purchased Asset.

“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery Certificate delivered in accordance with the Custodial Agreement.

“Purchased Items” shall have the meaning specified in Article 6(a) of this Agreement.

“Qualified Hedge Counterparty” shall mean, with respect to any Hedging Transaction, any entity, other than an Affiliated Hedge Counterparty, that (a) qualifies as an “eligible contract participant” as such term is defined in the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000), (b) the long-term debt of which is rated no less than “A+” by S&P and “A1” by Moody’s and (c) is reasonably acceptable to Buyer; provided, that with respect to clause (c), if Buyer has approved an entity as a counterparty, it may not thereafter deem such counterparty unacceptable with respect to any previously outstanding Transaction unless clause (a) or clause (b) no longer applies with respect to such counterparty.

“Qualified Transferee” shall mean a bank, financial institution, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firm, mutual fund, governmental entity or plan, or similar Person, and Goldman Sachs Bank USA or any Affiliate thereof, provided, in each case, such Person has total assets (in name or under management) in excess of $650,000,000.00 and capital/statutory surplus or shareholder’s equity in excess of $250,000,000.00, or any entity that is an Affiliate of an entity that satisfies the foregoing.

“Quarterly Reporting Package” shall mean the reporting package described on Exhibit III-B.

“Rating Agency” shall mean any of Fitch, Moody’s, S&P, DBRS, Inc. and Kroll Bond Rating Agency Inc.

“Re-direction Letter” shall have the meaning specified in Article 5(b).

“Reference Banks” shall mean any money center banks selected by Buyer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London.

“Register” shall have the meaning specified in Article 18(c) of this Agreement.

“Rejected Asset” shall mean a New Asset that Buyer has determined not to purchase and has so notified Seller of such determination.

“Release Letter” shall mean a letter substantially in the form of Exhibit XII hereto (or such other form as may be acceptable to Buyer).

“Remittance Date” shall mean the eighth (8th) calendar day of each calendar month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Renewal Standby Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“REOC” shall mean a Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Replacement Guarantee Agreement” shall mean a guarantee agreement in substantially the same form as the Guarantee Agreement described in clause (a) of the definition of Guarantee Agreement, except that such guarantee agreement shall be entered into on the Guarantor Substitution Date by the Replacement Guarantor in favor of Buyer, and any other modifications to such form of Guarantee Agreement shall be approved by Buyer in its sole discretion.

“Replacement Guarantor” shall have the meaning assigned thereto in Article 3(m).

“Repurchase Date” shall mean:

(i) with respect to a Purchased Asset that is not a Term Out Purchased Asset, the earliest to occur of (A) the Availability Period Expiration Date, (B) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended, (C) the maturity date for such Purchased Asset in accordance with the Purchased Asset Documents, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Mortgagor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer as and to the extent required under this Agreement), (D) any Early Repurchase Date for such Transaction, and (E) the Accelerated Repurchase Date; and

(ii) with respect to a Purchased Asset that is a Term Out Purchased Asset, the earliest to occur of (A) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended, (B) the maturity date for such Purchased Asset in accordance with the Purchased Asset Documents, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Mortgagor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer as and to the extent required under this Agreement), (C) any Early Repurchase Date for such Transaction, and (D) the Accelerated Repurchase Date.

“Repurchase Obligations” shall have the meaning assigned thereto in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of the (i) outstanding Purchase Price of such Purchased Asset; (ii) the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination (other than, with respect to calculations in connection with the determination of a Margin Deficit, accreted and unpaid Price Differential for the current Pricing Rate Period); (iii) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; (iv) any amounts that would be payable to (a positive amount) a Qualified Hedge Counterparty or an Affiliated Hedge Counterparty under any related Hedging Transaction, if such Hedging Transaction were terminated on the date of determination, if such determination is in connection with any calculation of Margin Deficit; and (v) if such Repurchase Date is not a Remittance Date, any Breakage Costs payable in connection with such repurchase other than with respect to the determination of a Margin Deficit.

“Requested Exceptions Report” shall have the meaning assigned thereto in Article 3(b)(iv)(E).

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Reserve Interest Rate” shall mean with respect to any LIBOR determination date, the rate per annum that Buyer determines to be either (i) the arithmetic mean (rounded to the nearest whole multiple of 1/100%) of the one-month or overnight U.S. dollar lending rates (as applicable) which New York City banks selected by Buyer are quoting on the relevant LIBOR determination date to the principal London offices of leading banks in the London interbank market or (ii) in the event that Buyer can determine no such arithmetic mean, the lowest one-month or overnight U.S. dollar lending rate (as applicable) which New York City banks selected by Buyer are quoting on such LIBOR determination date to leading European banks.

“Reserve Requirement” shall mean, with respect to any Pricing Rate Period, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Rate Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer” shall mean the president, the chief executive officer, director, managing director, senior vice president, vice president, secretary, treasurer or assistant treasurer of Seller.

“Sanctions” shall have the meaning assigned in Article 9(b)(xxvii).

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” shall have the meaning specified in Article 23(a) of this Agreement.

“Secondary Market Transaction” shall have the meaning set forth in Article 28(a).

“Seller” shall mean TPG RE Finance 2, Ltd., a Cayman Islands exempted company, and such other sellers as may be approved by Buyer in its sole discretion from time to time.

“Senior Mortgage Loans” shall mean performing senior fixed or floating rate mortgage loans or A-Notes secured by first liens on multi-family, office, retail, industrial or hospitality properties.

“Servicing Agreement” shall have the meaning specified in Article 28(b).

“Servicing Records” shall have the meaning specified in Article 28(b).

“Servicing Rights” shall mean all right, title and interest of Seller, Pledgor, Guarantor, or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Underlying Mortgage Loans, (b) amounts received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Underlying Mortgage Loans, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service (including, without limitation, all Servicing Agreements), together with all Servicing Records, and rights of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, thereunder (but only to the extent directly related to a Purchased Asset), (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, (f) rights to appoint, designate and retain any other services, sub-servicers, special services, agents custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Underlying Mortgage Loans.

“Servicing Tape” shall have the meaning specified in Exhibit III-B hereto.

“Significant Modification” shall mean: (a) any forbearance, extension or increase in principal amount with respect to any Purchased Asset; (b) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments and acceptance of discounted payoffs) of a Purchased Asset or any extension of the maturity date of such Purchased Asset (except pursuant to the express terms of the Purchased Asset Documents); (c) any release of collateral or any acceptance of substitute or additional collateral for a Purchased Asset or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related underlying loan documents relating to such Purchased Asset and for which there is no material lender discretion; (d) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents; or (e) any acceptance of an assumption agreement releasing a Mortgagor from all or a portion of liability under a Purchased Asset other than pursuant to the specific terms of such Purchased Asset and for which there is no material lender discretion.

“Situs” shall mean Situs Asset Management LLC, a Texas limited liability company.

“SIPA” shall have the meaning specified in Article 23(a) of this Agreement.

“Standby Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller and/or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Out Assets” shall mean those Purchased Assets that will remain subject to the terms of this Agreement during the Term Out Period in accordance with Article 3(l).

“Term Out Period” shall have the meaning specified in Article 3(l).

“Term Out Period Beginning Balance” shall mean the outstanding aggregate Purchase Prices of all Purchased Assets on the earlier of (i) the Availability Period Expiration Date or (ii) the Wind Down Period, as applicable.

“Term Out Period Conditions” shall have the meaning specified in Article 3(l).

“Term Out Period Pricing Rate” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Title Company” shall mean a nationally-recognized title insurance company acceptable to Buyer.

“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Company and irrevocably obligating the Title Company to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Company or its authorized agent) as adopted in the applicable jurisdiction

“Transaction” shall mean a Transaction, as specified in Article 1 of this Agreement.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Schedules, Exhibits and Annexes to this Agreement, the Guarantee Agreement, any Replacement Guarantee Agreement entered into pursuant to the terms of this Agreement, the Custodial Agreement, each Servicing Agreement, the Depository Agreement, the Pledge and Security Agreement, the Fee Letter, the Post Closing Agreement, all Hedging Transactions, each Re-direction Letter, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, each of the foregoing as may be amended, restated, supplemented or modified from time-to-time.

“Transferee” shall have the meaning set forth in Article 18(a) hereof.

“Transferor” shall mean the seller of an Asset under a Purchase Agreement.

“TRT” shall mean TPG RE Finance Trust, Inc., a Maryland corporation.

“UCC” shall have the meaning specified in Article 6(d) of this Agreement.

“Underlying Borrower-Related Party” shall mean, with respect to any Purchased Asset, (i) the related Mortgagor or any person or entity that (i) directly or indirectly owns five percent (5%) or more of the related Mortgagor or (ii) Controls, is Controlled by or is under common Control with the related Mortgagor.

“Underlying Mortgage Loan” shall mean, in the case of a Participation Interest, the mortgage loan in which Seller owns such Participation Interest.

“Underlying Mortgaged Property” shall mean, in the case of:

(a) a Senior Mortgage Loan, the real property securing such Senior Mortgage Loan, as applicable; and

(b) a Participation Interest, the real property securing the Underlying Mortgage Loan in which such Participation Interest represents a participation.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information Known by Seller that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 13(k)(B)(3) of this Agreement.

“VCOC” shall mean a “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Wind Down Period” shall have the meaning provided in the Fee Letter, which definition is incorporated herein by reference.

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.

ARTICLE 3.

INITIATION; CONFIRMATION; TERMINATION; FEES;

RENEWAL OF AVAILABILITY PERIOD

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer has received from Seller all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

(i) Transaction Documents. The Transaction Documents duly executed by the parties thereto (including all exhibits thereto), provided, that the Depository Agreement shall be duly executed by the parties thereto in accordance with the Post Closing Agreement.

(ii) Power of Attorney. The power of attorney, duly executed by Seller, substantially in the form set forth on Exhibit IV hereto.

(iii) Consents. Any and all consents and waivers of Seller applicable to Seller or to the Purchased Assets;

(iv) Security Interest. UCC financing statements for filing in each of the UCC filing jurisdictions described on Exhibit X hereto, each naming Seller or Pledgor as applicable as “Debtor” and Buyer as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of Purchased Items in this Agreement, together with any other documents necessary or requested by Buyer to perfect or protect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document and the recording of particulars of each such security interest in the internal register of mortgages and charges of Seller.

(v) Hedging Transactions. Any documents relating to any Hedging Transactions.

(vi) [Intentionally Omitted]

(vii) Opinions of Counsel. Opinions of outside counsel to Seller reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, bankruptcy safe harbor, corporate matters, applicability of the Investment Company Act of 1940 to Seller or any Affiliate of Seller, and security interests).

(viii) Organizational Documents. Good standing certificates and certified copies of the certificate of incorporation, memorandum and articles of association, charters and by-laws (or equivalent documents) of Seller, Pledgor and Guarantor and of all corporate or other authority for Seller and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by Seller and Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary).

(ix) Fees and Expenses. Buyer shall have received payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith.

(x) Other Documents. Such other documents, documentation and legal opinions as Buyer may reasonably require.

(b) Conditions Precedent to all Transactions. Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i) Maximum Facility Amount. The sum of (A) the unpaid Repurchase Price for all prior outstanding Transactions and (B) the requested Purchase Price for the pending Transaction, in each case, shall not exceed the Maximum Facility Amount;

(ii) No Margin Deficit, Default or Event of Default. No Margin Deficit exists, and no Default or Event of Default has occurred and is continuing under this Agreement or any other Transaction Documents;

(iii) Transaction Request. Seller shall give Buyer no less than two (2) Business Days’ prior written notice of each Transaction (including the initial Transaction), which notice shall describe the terms of the Transaction and the Purchased Assets;

(iv) Transaction Confirmation. On the Purchase Date, Seller shall deliver a signed, written confirmation in the form of Exhibit I attached hereto prior to each Transaction (together with any updated, amended or restated confirmation with respect to such Transaction, a “Confirmation”). Each Confirmation shall describe the Purchased Assets, shall identify Buyer and Seller and shall be executed by both Buyer and Seller, and shall set forth (among other things):

(A) the Purchase Date for the Purchased Assets included in the Transaction;

(B) the Purchase Price for the Purchased Assets included in the Transaction;

(C) the Repurchase Date for the Purchased Assets included in the Transaction;

(D) whether any of the Purchased Assets are Hedge-Required Assets;

(E) the requested Advance Rate and the Maximum Advance Rate for the Purchased Assets included in the Transaction;

(F) the Applicable Spread;

(G) the Market Value and the LTV of the Purchased Assets included in the Transaction;

(H) Buyer’s election whether the Purchased Assets are LTV Purchased Assets or Debt Yield Purchased Assets, which election shall be made in Buyer’s sole discretion;

(I) with respect to any LTV Purchased Assets, the Maximum LTV of the Purchased Assets included in the Transaction;

(J) with respect to any Debt Yield Purchased Assets, the Minimum Debt Yield of the Purchased Assets included in the Transaction;

(K) the amount of any Future Funding Advance that may be requested; and

(L) any additional terms or conditions not inconsistent with this Agreement unless mutually agreed upon by Buyer and Seller.

(v) Due Diligence Review. Buyer shall have the right to review, as described in Exhibit VI hereto, the Eligible Assets Seller proposes to sell to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines (“Pre-Purchase Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. Buyer shall inform Seller of its approval of the deliverables required in accordance with Exhibit VI attached hereto. Not less than two (2) Business Days prior to the requested Purchase Date for the Transaction, Buyer shall approve an Eligible Asset in accordance with Exhibit VI hereto, which approval shall be revocable in Buyer’s sole discretion prior to Buyer’s execution and delivery of the Confirmation on the Purchase Date. On the Purchase Date for the Transaction, which shall occur upon Buyer’s and Seller’s execution of a Confirmation with respect to an Eligible Asset, the Eligible Assets shall be transferred to Buyer against the transfer of the Purchase Price to an account of Seller. Upon the approval by Buyer of a particular proposed Transaction, Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (iii) above, on or before the scheduled Purchase Date of the underlying proposed Transaction, which shall serve as evidence that all conditions relating to the Proposed Transactions (as set forth in Article 3(a) or 3(b) or Exhibit VI, or elsewhere, as applicable) have been satisfied or waived by Buyer. Prior to the approval of each proposed Transaction by Buyer, unless otherwise waived by Buyer:

(A) Buyer shall have (i) determined, in its sole discretion, that the asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset, (ii) satisfactorily completed its “Know Your Customer” and OFAC diligence (as to the related Mortgagor, guarantor, sponsor, participant or obligor relating to a Purchased Asset, and each individual or entity that has a direct or indirect ownership interest in any such Person equal to or greater than twenty-five percent (25%), or that controls such Person), (iii) determined conformity to the terms of the Transaction Documents and Buyer’s internal credit and underwriting criteria, (iv) obtained internal credit approval, to be granted or denied in Buyer’s sole discretion, for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller;

(B) Buyer shall have fully completed all external legal due diligence;

(C) Buyer shall have determined the Pricing Rate applicable to the Transaction (including the Applicable Spread);

(D) no Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document;

(E) Seller shall have delivered to Buyer a list of all exceptions to the representations and warranties relating to the Eligible Asset and any other eligibility criteria for such Eligible Asset (the “Requested Exceptions Report”);

(F) Buyer shall have waived in writing all exceptions in the Requested Exceptions Report;

(G) Seller or Guarantor shall have delivered, or caused to be delivered, to Buyer a true and accurate Covenant Compliance Certificate with respect to Guarantor’s most recently ended fiscal quarter for which such Covenant Compliance Certificate was due;

(H) Seller shall have delivered to Buyer an officer’s certificate certifying that the representations and warranties made by Seller in each of Exhibit V (with respect to all Purchased Assets) (other than any representations or warranties contained in a Requested Exceptions Report) and Article 9 shall be true, correct and complete on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). If requested by Buyer, Seller shall also deliver to Buyer an officer’s certificate covering such matters as Buyer may reasonably request with respect to matters relating to this Agreement and the other Transaction Documents;

(I) subject to Buyer’s right to perform one or more due diligence reviews pursuant to Article 27, Buyer shall have completed its due diligence review of the Purchased Asset File, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion and Buyer has consented in writing to the Eligible Asset becoming a Purchased Asset;

(J) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not primarily serviced by the Primary Servicer, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, fully executed by Seller and the servicer named in the related Servicing Agreement and shall enter into a re-direction letter among Buyer, Seller and such other servicer in form and substance similar to the Re-direction Letter;

(K) Seller, regardless of whether this Agreement is executed, shall have paid to Buyer all out-of-pocket legal fees of outside counsel and expenses and the reasonable costs and expenses actually incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(L) Buyer shall have determined, in its sole discretion, that no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction;

(M) the Purchase Date for the Transaction is during the Availability Period;

(N) Buyer shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Buyer;

(O) Buyer shall have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law including without limitation changes in any Reserve Requirements and any other increase in cost to Buyer applicable to Buyer has not made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into the Transaction;

(P) Seller shall have taken such other action as Buyer shall have reasonably requested in order to transfer the Purchased Assets pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Assets;

(Q) with respect to any Eligible Asset to be purchased hereunder, if such Eligible Asset was acquired by Seller, Seller shall have disclosed to Buyer the acquisition cost of such Eligible Asset (including therein reasonable supporting documentation required by Buyer, if any);

(R) Buyer shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests and a “true sale” opinion with a respect to any Purchased Asset that was not originated by Seller and was acquired by Seller from an Affiliate of Seller) as Buyer in its reasonable discretion shall reasonably require;

(S) Buyer shall have received a copy of any documents relating to any Hedging Transaction, and Seller shall have pledged and assigned to Buyer, pursuant to Article 6 hereunder, all of Seller’s rights under each Hedging Transaction included within a Purchased Asset, if any;

(T) no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event by Seller, however defined therein, shall have occurred and be continuing under any Hedging Transaction required to be assigned hereunder;

(U) the counterparty to Seller in any Hedging Transaction shall be an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and, in the case of a Qualified Hedge Counterparty, in the event that such counterparty no longer qualifies as a Qualified Hedge Counterparty, then, at the election of Buyer or Seller shall ensure that such counterparty posts additional collateral in an amount satisfactory to Buyer under all its Hedging Transactions with Seller, or Seller shall immediately terminate the Hedging Transactions with such counterparty and enter into new Hedging Transactions with a Qualified Hedge Counterparty;

(V) Buyer shall have received (i) from Custodian on each Purchase Date an Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to each Purchased Asset, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day; or (ii) a Bailee Letter from an Acceptable Attorney identifying the applicable Release Letter being held on behalf of Buyer;

(W) as of the applicable Purchase Date for such Eligible Asset, each of the Concentration Limits is satisfied; and

(X) the Purchase Price for such Eligible Asset shall not be less than $10,000,000 or greater than $100,000,000.

(vi) Payment of Increased Costs. Seller shall have paid to Buyer any increased costs that are due and payable under Article 13 as of the Purchase Date.

(c) Transfer of Purchased Assets; Servicing Rights. During the Availability Period, upon the satisfaction of all conditions set forth in Article 3(a), Seller shall sell, transfer, convey and assign to Buyer on a servicing released basis all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights against the transfer of the Purchase Price to an account of Seller. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction and shall be reset on the Pricing Rate Determination Date for each of the next succeeding Pricing Rate Periods for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period in Buyer’s sole discretion, and notify Seller of such rate for such period each such Pricing Rate Determination Date.

(d) Confirmation. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.

(e) Early Repurchases. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”) upon satisfaction of the following conditions:

(i) No later than two (2) Business Days prior to the proposed Early Repurchase Date, Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the proposed Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date,

(ii) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for the applicable Purchased Asset, (y) any other amounts due and payable under this Agreement (including, without limitation, Article 13(f) of this Agreement) with respect to such Purchased Asset against transfer to Seller or its agent of the Purchased Assets and any related Hedging Transactions,

(iii) on such Early Repurchase Date, in addition to the amounts set forth in sub clause (ii) above, Seller pays to Buyer an amount sufficient to reduce the Purchase Price for such Purchased Assets (other than the repurchased Purchased Asset) to an amount equal to Buyer’s Margin Amount for each such Purchased Asset, and

(iv) on such Early Repurchase Date, Seller pays any Exit Fee which may be due and payable in connection with the repurchase of such Purchased Asset pursuant to Section 2 of the Fee Letter.

(f) Indemnification. Seller shall indemnify Buyer and hold Buyer harmless from any actual out-of-pocket loss, cost or expense (including, without limitation, attorneys’ fees and disbursements of outside counsel) that Buyer may sustain or incur as a consequence of (i) default by Seller in repurchasing any Purchased Asset on the proposed Early Repurchase Date, after Seller has given written notice in accordance with Article 3(e), (ii) any payment of the Repurchase Price on any day other than a Remittance Date, including Breakage Costs, (iii) a default by Seller in selling Eligible Assets after Seller has notified Buyer of a proposed Transaction and Buyer has agreed in writing to purchase such Eligible Assets in accordance with the provisions of this Agreement, (iv) Buyer’s enforcement of the terms of any of the Transaction Documents, (v) any actions taken to perfect or continue any Lien created under any Transaction Documents, and/or (vi) Buyer entering into any of the Transaction Documents or owning any Purchased Item; provided, however, that Seller shall not be liable for any such loss, cost or expense resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller in writing and shall be prima facie evidence of the information set forth therein, absent manifest error.

(g) Repurchase. On the Repurchase Date for any Transaction, Seller shall transfer to Buyer the Repurchase Price for any Purchased Asset as of the related Repurchase Date and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer, whereupon the Transaction with respect to such Purchased Asset shall terminate.

(h) Availability Period; Renewals. (i) From and after the Availability Period Expiration Date, Seller shall have no ability to sell any new Eligible Assets to Buyer.

(ii) Seller shall have (A) one (1) option to extend the then-current Availability Period Expiration Date for a period of one (1) year (the “First Renewal Option”) and (B) if Seller has exercised the First Renewal Option and subject to prior written approval by Buyer in its sole discretion, one (1) additional option to extend the then-current Availability Period Expiration Date for a period of one (1) year (the “Second Renewal Option” and, together with the First Renewal Option, collectively, the “Renewal Options”); provided, that in either such case Seller has satisfied all of the conditions listed in clause (iii) below (collectively, the “Availability Period Renewal Conditions”). Any failure by Buyer to deliver such notice of approval of the Second Renewal Option within thirty (30) calendar days from the date of Seller’s extension request shall be deemed a denial of Seller’s request for the Second Renewal Option.

(iii) For purposes of this Article 3(h), the Availability Period Renewal Conditions shall have been satisfied if:

(A) Seller shall have given Buyer written notice of Seller’s request to extend the Availability Period Expiration Date not less than thirty (30) calendar days prior, and no more than sixty (60) calendar days prior to the then-current Availability Period Expiration Date; provided, however, that Seller’s request for a Second Renewal Option, if applicable, may be made up to one hundred twenty (120) days prior to the then-current Availability Period Expiration Date;

(B) no Margin Deficit, monetary or material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under sub clause (ii) above or as of the originally scheduled Availability Period Expiration Date and no “Termination Event,” “Event of Default” or “Potential Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction;

(C) all representations and warranties shall be true, correct, complete and accurate in all respects as of the existing Availability Period Expiration Date (other than MTM Representations or any representations or warranties contained in a Requested Exceptions Report);

(D) on the originally scheduled Availability Period Expiration Date, Seller pays to Buyer, on account of each Purchased Asset, an amount sufficient to reduce the Repurchase Price for each Purchased Asset to an amount equal to the applicable Maximum Advance Rate of such Purchased Asset multiplied by the Market Value for each such Purchased Asset then subject to a Transaction; and

(E) Seller shall have paid to Buyer the Renewal Standby Fee in accordance with the terms and provisions of the Fee Letter.

(iv) Notwithstanding anything to the foregoing, if Seller elects to term out all outstanding Transactions in accordance with Article 3(l) prior to exercising any remaining Renewal Options under this Article 3(h), Seller shall forfeit any such remaining Renewal Options and have no ability to renew this Agreement and the Transaction Documents pursuant to this Article 3(h).

(i) Voluntary Reduction of Purchase Price. On any Business Day prior to the Repurchase Date, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the outstanding Purchase Price of any Purchased Asset without terminating the Transaction and without release of any Purchased Items; provided, that (i) any such reduction in outstanding Purchase Price occurring on a date other than a Remittance Date shall be required to be accompanied by payment of all unpaid accrued Price Differential as of the applicable Business Day on the amount of such reduction, (ii) Seller provides Buyer with two (2) Business Days prior notice with respect to any reduction in outstanding Purchase Price occurring on any date that is not a Remittance Date and (iii) Seller may only transfer cash in respect of a particular Purchased Asset pursuant to this Article 3(i) no more than one (1) time per calendar month. In connection with any such reduction of outstanding Purchase Price pursuant to this Article 3(i), Buyer and Seller shall modify the existing Confirmation for the Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset. Any transfer of cash made pursuant to this Article 3(i) shall be in an amount equal to or greater than $500,000.

(j) Margin Availability Advance. If at any time prior to the Repurchase Date there exists Margin Availability with respect to a Purchased Asset, Seller may, on any Business Day, submit to Buyer a request that Buyer transfer cash to Seller so as to increase the outstanding Purchase Price for such Purchased Asset in the amount (not to exceed the Margin Availability) requested by Seller (a “Margin Availability Advance”). Buyer may only submit a Margin Availability Advance request in respect of a particular Purchased Asset no more than one (1) time per calendar month. The Margin Availability Advance shall be funded by Buyer on the date requested by Seller (which requested funding date shall one (1) Business Day following the date of Seller’s delivery of a request for a Margin Availability Advance if such request for a Margin Availability Advance is delivered by 3:00 p.m. New York City time on any Business Day). Buyer’s agreement to make any Margin Availability Advance shall be in Buyer’s sole good faith discretion and is subject to the following conditions precedent, both immediately prior to making such Margin Availability Advance and after giving effect to the consummation thereof: (i) as of the funding of such Margin Availability Advance, no Margin Deficit, Default or Event of Default has occurred and is continuing or would result from the funding of such Margin Availability Advance, and (ii) the funding of the Margin Availability Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount. In connection with any funding of a Margin Availability Advance pursuant to this Article 3(j), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset. Any Margin Availability Advance shall be in an amount equal to or greater than $500,000.

(k) Future Funding Advance. (i) Subject to Article 4, at any time prior to the Repurchase Date, in the event a future funding is made or is to be made by Seller pursuant to the Purchased Asset Documents for a Purchased Asset, Seller may submit to Buyer a request that Buyer transfer cash to Seller in an amount not to exceed the Maximum Advance Rate multiplied by the amount of such future funding (a “Future Funding Advance”), which Future Funding Advance shall increase the outstanding Purchase Price for such Purchased Asset; provided, however, that Seller may only submit a request for a Future Funding Advance in respect of a particular Purchased Asset no more than one (1) time per calendar month. Buyer’s agreement to make any Future Funding Advance shall be in Buyer’s sole good faith discretion and is subject to the satisfaction of the following conditions precedent, both immediately prior to making such Future Funding Advance and also after giving effect to the consummation thereof:

(A) as of the funding of such Future Funding Advance, no Margin Deficit or Event of Default has occurred and is continuing or would result from the funding of such Future Funding Advance;

(B) the funding of the Future Funding Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount;

(C) the Future Funding Advance would not cause the Purchase Price of the applicable Purchased Asset or the aggregate Purchase Price of all Purchased Assets, in either such case, to violate the Concentration Limit;

(D) the Future Funding Advance would not cause the Purchase Price of the applicable Purchased Asset to be less than $10,000,000.00 or greater than $100,000,000.00;

(E) the amount of the Future Funding Advance is no less than $500,000;

(F) Seller shall have demonstrated to Buyer’s reasonable satisfaction that all conditions to the future funding under the Purchased Asset Documents have been satisfied; and

(G) Buyer shall have satisfactorily completed all applicable credit approval requirements and the Future Funding Due Diligence.

(ii) Buyer shall have the right, as described in Exhibit XVI, to conduct an additional due diligence investigation of the related Purchased Asset as Buyer determines in its sole discretion (“Future Funding Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole good faith discretion, that, in the case of a Future Funding Advance, it shall or shall not advance any or all of the Future Funding Advance to Seller. On the date of the Future Funding Advance, which shall occur following the final approval of the Future Funding Advance that all conditions set forth in this Article 3(k) have been satisfied, Buyer shall transfer cash to Seller as provided in this Article 3(k) (and in accordance with the wire instructions provided by Seller in such request). Upon approval by Buyer of a particular Future Funding Advance pursuant to this Article 3(k), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset and any other modifications to the terms set forth on the existing Confirmation.

(iii) Notwithstanding anything to the contrary herein, Buyer shall not be obligated to make any Future Funding Advance unless Seller has previously or simultaneously with Buyer’s funding of a Future Funding Advance funded or caused to be funded to the underlying borrower (or to an escrow agent or as otherwise directed by the underlying borrower) in respect of such Purchased Asset.

(iv) In the event Buyer elects not to make a Future Funding Advance with respect to a Purchased Asset after Seller’s request, Seller shall not be required to pay the Exit Fee related solely to such Purchased Asset so long as Seller repurchases such Purchased Asset no later than thirty (30) calendar days after Buyer’s election not to make the related Future Funding Advance.

(l) Term Out Period. Provided that all of the Term Out Period Conditions are satisfied, Seller shall have the option to extend the Repurchase Date for all outstanding Transactions as of the Availability Period Expiration Date to be coterminous with the maturity date of the applicable Purchased Assets (the “Term Out Period”). For purposes of this Article 3(l), the “Term Out Period Conditions” shall be deemed satisfied if:

(i) Seller shall have given Buyer written notice, not less than thirty (30) days and no more than ninety (90) days, prior to the Availability Period Expiration Date, of Seller’s desire to enter the Term Out Period;

(ii) not less than fifty percent (50%) of the Maximum Facility Amount shall be utilized on the Availability Period Expiration Date;

(iii) no single Term Out Asset shall have an outstanding Purchase Price greater than twenty (20%) of the aggregate outstanding Purchase Prices of all Term Out Assets on the Availability Period Expiration Date;

(iv) no Margin Deficit or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under sub clause (ii) above or as of the Availability Period Expiration Date and no “Termination Event,” “Event of Default” or “Potential Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction;

(v) all representations and warranties (other than MTM Representations or any representations or warranties contained in a Requested Exceptions Report) shall be true, correct, complete and accurate in all respects as of the Availability Period Expiration Date;

(vi) Buyer shall have provided Seller with written notice of its determination of the Term Out Period Beginning Balance;

(vii) Buyer and Seller shall have executed amended Confirmations for the Term Out Assets; and

(viii) all Principal Proceeds shall be distributed in accordance with Article 5(f);

(m) Replacement Guarantor. No less than thirty (30) days prior to receipt by Buyer of Seller’s written notice, a replacement Person (“Replacement Guarantor”) may become Guarantor under the Transaction Documents, and shall be bound by, and entitled to, the benefits and obligations of this Agreement and the Transaction Documents as Guarantor, upon the satisfaction of the following conditions, each as determined by Buyer in its sole discretion: (i) the Replacement Guarantor is a limited liability company organized under the laws of the State of Delaware, (ii) the Replacement Guarantor is a direct or indirect wholly-owned subsidiary of TPG RE Finance Trust, Inc., (iii) the Replacement Guarantor shall satisfy each covenant, representation and warranty set forth in the Guarantee Agreement, including, without limitation, the financial covenants set forth in Section 9 of the Guarantee Agreement, (iv) Buyer shall have satisfactorily completed its legal, financial, “Know-Your-Customer”, OFAC and anti-money laundering diligence relating to the Replacement Guarantor, (v) Buyer shall have received customary secretary certificates and legal opinions, including as to the due formation, power and authority and good standing of the Replacement Guarantor, no conflicts with organizational documents, no required consents, no violations of law, execution and delivery by the Replacement Guarantor and the enforceability of the Replacement Guarantee Agreement against the Replacement Guarantor. On the date upon which the conditions set forth above are satisfied, and the Replacement Guarantor executes and delivers the Replacement Guarantee Agreement (the “Guarantor Substitution Date”), the Replacement Guarantor shall be considered Guarantor for all purposes of this Agreement, and the Initial Guarantor shall be released as Guarantor under the Guarantee Agreement (except for those provisions which, by their terms, are expressly stated herein or in the Guarantee Agreement to survive termination); provided, that the execution of any such replacement guaranty shall not be deemed a novation of any liabilities or obligations under the Guarantee Agreement irrespective of any parties’ knowledge thereof. Notwithstanding anything herein to the contrary, in the event of any Act of Insolvency with respect to Replacement Guarantor, Initial Guarantor shall remain liable for any and all amounts of Replacement Guarantor during any “look back” period under applicable law.

(n) Payment of Price Differential and Fees. Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitutes a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation, to the extent due and payable:

(i) the Standby Fee, which shall be due and payable on the Closing Date;

(ii) the Exit Fee, which shall be due and payable pursuant to the terms of the Fee Letter; and

(iii) the Renewal Standby Fee, which shall be due and payable by Seller in connection with any extension of the Availability Period Expiration Date pursuant to Article 3(h).

ARTICLE 4.

MARGIN MAINTENANCE

(a) With respect to any LTV Purchased Asset, if at any time, the outstanding Purchase Price for any LTV Purchased Asset is greater than an amount equal to the product of (i) Buyer’s LTV Margin Percentage multiplied by (ii) Market Value for such LTV Purchased Asset (an “LTV Margin Deficit”) then Buyer may by notice to Seller (each, an “LTV Margin Notice”) require Seller to, at Seller’s option, within two (2) Business Days of Seller’s receipt of any such LTV Margin Notice: (i) repurchase such LTV Purchase Asset at its respective Repurchase Price, (ii) make a cash payment in reduction of the Purchase Price of such LTV Purchased Asset, (iii) deliver Cash Equivalents subject to Buyer’s satisfaction in Buyer’s sole discretion, or (iv) choose any combination of the foregoing. Notwithstanding the foregoing, in the event Seller or Guarantor must issue a capital call to its investors to satisfy such LTV Margin Deficit and Seller has provided Buyer with evidence thereof within two (2) Business Days of Seller’s receipt of any such LTV Margin Notice, then Seller shall have an additional three (3) Business Days to satisfy such LTV Margin Deficit with respect to the related LTV Purchased Asset in accordance with the terms of this Article 4(a). An LTV Margin Deficit shall be deemed to no longer exist when, after giving effect to any payments, repurchases or transfers provided in this Article 4(a), the LTV with respect to any such LTV Purchased Asset is less than or equal to the Maximum LTV set forth on the related Confirmation.

(b) With respect to any Debt Yield Purchased Asset, if at any time, the Debt Yield for any Debt Yield Purchased Asset is less than the Debt Yield Margin Percentage for such Debt Yield Purchased Asset (a “Debt Yield Margin Deficit”; and together with LTV Margin Deficit, each as applicable, a “Margin Deficit”) then Buyer may by notice to Seller (each, a “Debt Yield Margin Notice”) require Seller to, at Seller’s option, within two (2) Business Days of Seller’s receipt of any such Debt Yield Margin Notice: (i) repurchase such Debt Yield Purchase Asset at its respective Repurchase Price, (ii) make a cash payment in reduction of the Purchase Price of such Debt Yield Purchased Asset, (iii) deliver Cash Equivalents subject to Buyer’s satisfaction in Buyer’s sole discretion, (iv) choose any combination of the foregoing. Notwithstanding the foregoing, in the event Seller or Guarantor must issue a capital call to its investors to satisfy such Debt Yield Margin Deficit and Seller has provided Buyer with evidence thereof within two (2) Business Days of Seller’s receipt of any such Debt Yield Margin Notice, then Seller shall have an additional three (3) Business Days to satisfy such Debt Yield Margin Deficit with respect to the related Debt Yield Purchased Asset in accordance with the terms of this Article 4(b). A Debt Yield Margin Deficit shall be deemed to no longer exist when, after giving effect to any payments, repurchases or transfers provided in this Article 4(b), the Debt Yield with respect to any such Debt Yield Purchased Asset is equal to or greater than the Minimum Debt Yield set forth on the related Confirmation.

(c) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

ARTICLE 5.

INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a) The Depository Account shall be established at the Depository and shall be subject to the Depository Agreement which shall be executed and delivered on or after the date hereof. Pursuant to the Depository Agreement, Buyer shall have sole dominion and control (including “control” within the meaning of the UCC) over the Depository Account. The Depository Account shall, at all times, be subject to the Depository Agreement. All Income in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, shall be deposited directly by the Servicer into the Depository Account in accordance with the Re-direction Letter delivered to the Servicer upon consummation of each related Transaction. Depository shall then apply such Income in accordance with the applicable provisions of Articles 5(c) and (d) of this Agreement.

(b) Contemporaneously with the sale to Buyer of any Purchased Asset, Seller shall deliver to each issuer of a Participation Interest, servicer and/or paying agent and/or similar Person with respect to each Purchased Asset an irrevocable direction letter in the form of Exhibit XIII (the “Re-direction Letter”), instructing the applicable party with respect to such Purchased Asset to pay all Income payable under the related Purchased Asset into the Depository Account; provided, however, that so long as no Event of Default has occurred and is continuing, Seller shall only be required to deliver the Re-direction Letter to the Servicer. If any such party with respect to the Purchased Asset forwards any Income with respect to a Purchased Asset to Seller or any Affiliate of Seller rather than directly to the Depository Account, Seller shall, or shall cause such Affiliate to, (i) deliver an additional Re-direction Letter to the applicable party with respect to the Purchased Asset and make other best efforts to cause such party to forward such amounts directly to the Depository Account and (ii) deposit in the Depository Account any such amounts within one (1) Business Day of Seller’s (or its Affiliate’s) receipt thereof.

(c) Until the Repurchase Date, so long as no Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Assets (other than Principal Proceeds) and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i) first, (i) to the Custodian for payment of the fees payable to Custodian pursuant to the Custodian Agreement and then (ii) to the Depository for payment of fees payable to Depository pursuant to the Depository Account;

(ii) second, pro rata, (A) to Buyer, an amount equal to the Price Differential that has accreted and unpaid as of such Remittance Date and (B) to any Affiliated Hedge Counterparty, any amount then due and payable (including any accrued and unpaid breakage costs) to an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, under any Hedging Transaction related to a Purchased Asset;

(iii) third, to Buyer, an amount equal to any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits); and

(iv) fourth, to Seller, the remainder, if any; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).

(d) During the Availability Period, so long as no Event of Default shall have occurred and be continuing, any Principal Proceeds shall be applied by the Depository on the Business Day following the Business Day on which such funds are deposited in the Depository Account in the following order of priority:

(i) first, pro rata, (A) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (B) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset;

(ii) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits); and

(iii) third, to Seller, any remainder; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).

(e) During the Term Out Period or the Wind Down Period, as applicable, so long as no Event of Default shall have occurred and be continuing, any Principal Proceeds in the Depository Account shall be applied by the Depository to Buyer on the Business Day following the Business Day on which such funds were first deposited therein as follows:

(i) until the Term Out Period Beginning Balance has been reduced by twenty percent (20%), any such Principal Proceeds shall be applied in the following order of priority:

(A) first, pro rata, (1) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (2) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset,

(B) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits), and

(C) third, all remaining Principal Proceeds to Buyer in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets on a per capita basis until the Term Out Period Beginning Balance has been reduced by twenty percent (20%);

(ii) until the Term Out Period Beginning Balance has been reduced by forty percent (40%), any such Principal Proceeds shall be applied in the following order of priority:

(A) first, pro rata, (1) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (2) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset,

(B) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits),

(C) third, seventy-five percent (75%) of the remainder of such Principal Proceeds to Buyer, in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets on a per capita basis until the Term Out Period Beginning Balance has been reduced by forty percent (40%), and

(D) fourth to Seller, any remainder; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f);

(iii) until the Term Out Period Beginning Balance has been reduced by sixty percent (60%), any such Principal Proceeds shall be applied in the following order of priority:

(A) first, pro rata, (1) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (2) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset,

(B) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits),

(C) third, fifty percent (50%) of the remainder of such Principal Proceeds to Buyer, in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets on a per capita basis until the Term Out Period Beginning Balance has been reduced by sixty percent (60%), and

(D) fourth to Seller, any remainder; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f);

(iv) until the Term Out Period Beginning Balance has been reduced by eighty percent (80%), any such Principal Proceeds shall be applied in the following order of priority:

(A) first, pro rata, (1) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (2) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset,

(B) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits),

(C) third, twenty-five percent (25%) of the remainder of such Principal Proceeds to Buyer, in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets on a per capita basis until the Term Out Period Beginning Balance has been reduced by eighty percent (80%), and

(D) fourth to Seller, any remainder; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f);

(v) after the Term Out Period Beginning Balance has been reduced by eighty percent (80%), then any such Principal Proceeds shall be applied in the following order of priority:

(A) first, pro rata, (1) to Buyer, until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Proceeds and application of net sales proceeds, if applicable) and (2) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, related to such Purchased Asset, to such Affiliated Hedge Counterparty or Qualified Hedge Counterparty, as applicable, any amount then due and payable (including any accrued and unpaid breakage costs) under such Hedging Transaction related to such Purchased Asset;

(B) second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits); and

(C) third, to Seller, any remainder; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).

(f) If an Event of Default shall have occurred and be continuing, all Income (including, without limitation, any Principal Proceeds or any other amounts received, without regard to their source) on deposit in the Depository Account in respect of the Purchased Assets shall be applied as determined in Buyer’s sole discretion pursuant to Article 12(b)(ii) until all amounts owing hereunder and the other Transaction Documents have been repaid in full and the remainder, if any, shall be remitted to Seller.

ARTICLE 6.

SECURITY INTEREST

(a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Buyer hereunder, including, without limitation, amounts owing pursuant to Article 26, and under the other Transaction Documents, including any obligations of Seller under any Hedging Transaction entered into with any Affiliated Hedge Counterparty and to secure the obligation of Seller or its designee to service the Purchased Assets in conformity with Article 28 and any other obligation of Seller to Buyer (collectively, the “Repurchase Obligations”). Seller hereby acknowledges and agrees that each Purchased Asset and Hedging Transaction serves as collateral for the Buyer under this Agreement and that Buyer has the right, upon the occurrence and continuance of an Event of Default, to realize on any or all of the Purchased Assets in order to satisfy the Seller’s obligations hereunder. Seller agrees to update in internal registers, books and records (including, without limitation, to mark its computer records and tapes) to reflect and evidence the interests granted to Buyer hereunder. All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”:

(i) the Purchased Assets and all “securities accounts” (as defined in Article 8-501(a) of the UCC) to which any or all of the Purchased Assets are credited;

(ii) any and all interests of Seller in, to and under the Depository Account and all monies from time to time on deposit in the Depository Account;

(iii) any cash or Cash Equivalents delivered to Buyer in accordance with Articles 4(a) and 4(b).

(iv) the Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, all servicing fees relating to the Purchased Assets, insurance policies relating to the Purchased Assets, and collection and escrow accounts and letters of credit relating to the Purchased Assets;

(v) Seller’s rights, but not obligations, under each Hedging Transaction, if any, relating to the Purchased Assets to secure the Repurchase Obligations;

(vi) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing;

(vii) any other items, amounts, rights or properties transferred or pledged by Seller to Buyer under any of the Transaction Documents; and

(viii) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b) Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Hedging Transactions, including, without limitation, with respect to the Purchased Assets.

(c) The security interest of Buyer in the Purchased Items shall terminate only upon and termination of Seller’s obligations under this Agreement, all Hedging Transactions and the documents delivered in connection herewith and therewith and the other Transaction Documents including, for the avoidance of doubt, Seller repurchasing each Purchased Asset. For the avoidance of doubt, Buyer’s security interest in the Purchased Items shall not terminate upon Buyer’s determination of the Market Value of any Purchased Asset to be zero. Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Purchased Items. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the District of Columbia Uniform Commercial Code (collectively, the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of District of Columbia. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time take such further actions as may be requested by Buyer to maintain and continue the perfection, priority and protection of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder Seller hereby (i) authorizes Buyer to file a UCC financing statement naming Seller as debtor and Buyer as secured party and describing the collateral covered thereby as “all Purchased Items as defined under that certain Master Repurchase and Securities Contract Agreement now owned or hereafter acquired” or other similar language to that effect and (ii) shall include particulars in the register of mortgages and charges of Seller of the security interest granted hereunder immediately following execution of this Agreement.

(d) Seller acknowledges that neither it nor Guarantor has rights to service the Purchased Assets but only has rights as a party to the Primary Servicing Agreement or any other servicing agreement with respect to the Purchased Assets. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

ARTICLE 7.

PAYMENT, TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, (i) ownership of the Purchased Asset shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller or an Acceptable Attorney pursuant to an escrow letter or other undertaking approved by Buyer, in its sole discretion specified in the Confirmation relating to such Transaction and (ii) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets; the

Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Transaction Documents.

(b) With respect to each Transaction, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery Certificate, provided, that notwithstanding the foregoing, upon request of Seller, Buyer in its sole discretion may elect to permit Seller to make such delivery by not later than the third (3rd) Business Day after the related Purchase Date, so long as Seller causes an Acceptable Attorney to deliver to Buyer and the Custodian a Bailee Letter on or prior to such Purchase Date. Subject to Article 7(d), in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, not later than 1:00 p.m. (New York time), two (2) Business Days prior to the related Purchase Date (or with respect to a Table Funded Purchased Asset not later than 1:00 p.m. (New York time) on the third (3rd) Business Day following the applicable Purchase Date), Seller shall deliver or cause the named bailee to deliver (with a copy to Buyer) and release to the Custodian (together with the Custodial Delivery Certificate), the following original (or where indicated, copies of) documents, to the extent applicable (collectively, the “Purchased Asset File”), pertaining to each of the Purchased Assets identified in the Custodial Delivery Certificate delivered therewith, together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole but good faith discretion and shall cause the Custodian to deliver a trust receipt on the Purchase Date (or in the case of a Table Funded Asset, not later than two (2) Business Days following the receipt by the Custodian) confirming the receipt of such Purchased Asset File:

(i) With respect to each Purchased Asset, the following documents, as applicable, and subject to clause (ii):

(A) The original Mortgage Note, A-Note or Participation Certificate bearing all intervening endorsements, endorsed “Pay to the order of                      without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person of the Last Endorsee (in the event that the Purchased Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], [formerly known] or [doing business] as [previous name]”) or a lost note affidavit in a form reasonably approved by Buyer, with a copy of the applicable Mortgage Note attached thereto.

(B) The original or a copy of the loan agreement and the guarantee, if any, executed in connection with the Purchased Asset.

(C) The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller or certification of the named bailee certifying that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Underlying Mortgaged Property is located.

(D) The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller or certification of the named bailee certifying that such copies represent true and correct copies of the originals and, if applicable, that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Underlying Mortgaged Property is located.

(E) The original Assignment of Mortgage in blank for each Purchased Asset, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Purchased Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Asset was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], [formerly known] or [doing business] as [previous name]”).

(F) The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller or certification of the named bailee certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Underlying Mortgaged Property is located.

(G) The original or a copy of the title policy or, if the original title policy has not been issued, the original or a copy of the irrevocable marked commitment to issue the same or pro-forma title policy.

(H) The original or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset.

(I) The original Assignment of Leases, if any, with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller or certification of the named bailee certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Underlying Mortgaged Property is located.

(J) The originals of all intervening assignments of Assignment of Leases and rents, if any, or copies thereof, with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller or certification of the named bailee certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Underlying Mortgaged Property is located.

(K) A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof together with evidence that such UCC financing or continuation statements have been sent for filing, and UCC assignments in blank, which UCC assignments shall be in form and substance acceptable for filing in the applicable jurisdictions.

(L) The original or a copy of any environmental indemnity agreement or similar guaranty or indemnity, whether stand-alone or incorporated into the applicable loan documents (if any).

(M) Mortgagor’s certificate or title affidavit (if any).

(N) A survey of the Underlying Mortgaged Property (if any) as accepted by the title company for issuance of the title policy.

(O) A copy of all servicing agreements and Servicing Records related to such Purchased Asset, which Seller shall deliver to Servicer (with a copy to Buyer).

(P) A copy of the Mortgagor’s opinions of counsel.

(Q) An assignment of any management agreements, permits, contracts and other material agreements (if any).

(R) If reasonably requested by Buyer, reports of UCC, tax lien, judgment and litigation searches, conducted by search firms reasonably acceptable to Buyer with respect to the Purchased Asset, Seller and the related underlying obligor, such searches to be conducted in each location Buyer shall reasonably designate and such reports reasonably satisfactory to Buyer.

(S) Copies of all documents relating to the formation and organization of the related obligor under such Purchased Asset, together with all consents and resolutions delivered in connection with such obligor’s obtaining such Purchased Asset.

(T) The original omnibus assignment in blank or such other documents necessary and sufficient to transfer to Buyer all of Seller’s right, title and interest in and to the Purchased Asset.

(U) The original or a copy of any participation agreement and an original or copy of any intercreditor, co-lender agreement, and/or servicing agreement executed in connection with the Purchased Asset.

(V) All other material documents and instruments evidencing, guaranteeing, insuring, securing or modifying such Purchased Asset, executed and delivered in connection with, or otherwise relating to, such Purchased Asset, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

(ii) If Seller cannot deliver, or cause to be delivered, any of the original documents and/or instruments required to be delivered as originals under the provisions above, Seller shall deliver a photocopy thereof and, unless waived by Buyer, an officer’s certificate of Seller certifying that such copy represents a true and correct copy of the original. Seller shall then, (1) use its best efforts to obtain and deliver the original document within 180 days after the related Purchase Date (or such longer period after the related Purchase Date to which Buyer may consent in its sole discretion, so long as Seller is, as certified in writing to Buyer not less frequently than monthly, using its best efforts to obtain the original), (2) after the expiration of such best efforts period, deliver to Buyer a certification that states, despite Seller’s best efforts, Seller was unable to obtain such original document and (3) thereafter have no further obligation to deliver the related original document. Notwithstanding the foregoing, Seller shall not be required to use such further best efforts to obtain original documents relating to Purchased Assets that are A-Notes or Participation Interests pursuant to the foregoing sentence to the extent that such original documents were not provided to Seller or its Affiliate in connection with the closing or acquisition of such A-Notes or Participation Interests.

(c) Notwithstanding the provisions of Article 7(b) above requiring the execution of the Custodial Delivery Certificate and corresponding delivery of the Purchased Asset File to the Custodian on or prior to the related Purchase Date, with respect to each Transaction involving a Purchased Asset that is identified in the related Confirmation as a “Table Funded Purchased Asset”, Seller shall, in lieu of effectuating the delivery of all or a portion of the Purchased Asset File prior to the related Purchase Date, (i) deliver to the Custodian by pdf or facsimile on or before the related Purchase Date for the Transaction (A) the promissory note(s) or participation certificate in favor of Seller evidencing the Purchased Asset, with Seller’s endorsement of such instrument, (B) the mortgage, security agreement or similar item creating the security interest in the related collateral and the applicable assignment document, and (C) such other components of the Purchased Asset File as Buyer may require on a case by case basis with respect to the particular Transaction, and (ii) not later than the third (3rd) Business Day following the Purchase Date, deliver to Buyer the Custodial Delivery Certificate and to the Custodian the entire Purchased Asset File.

(d) From time to time, Seller shall forward to Buyer and to the Custodian additional copies of, originals of, documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents in accordance with the Custodial Agreement With respect to all of the Purchased Assets delivered by Seller to Buyer, its designee (including the Custodian), or the Acceptable Attorney, as the case may be, Seller shall have executed and delivered to Buyer the omnibus power of attorney substantially in the form of Exhibit IV attached hereto irrevocably appointing Buyer its attorney in fact with full power, if an Event of Default has occurred and is continuing, to (i) complete the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Assignments of Mortgages, Participation Certificates and assignments of participation interests and any transfer documents related thereto, (ii) record the Assignments of Mortgages, (iii) prepare and file and record each assignment of mortgage, (iii) take any action (including exercising voting and/or consent rights) with respect to Participation Interests, or intercreditor or participation agreements, (iv) complete the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other UCC forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets, (v) enforce Seller’s rights under the Purchased Assets purchased by Buyer pursuant to this Agreement and to, and (vi) take such other steps as may be necessary or desirable to enforce Buyer’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law or set forth in the Custodial Agreement.

(e) Buyer hereby grants to Seller a revocable option to direct Buyer with respect to the exercise of all voting and corporate rights with respect to the Purchased Assets (each, a “Revocable Option”) and to vote, take corporate actions and exercise any rights in connection with the Purchased Assets, so long as no Event of Default has occurred and is continuing. Such Revocable Option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset. Upon the occurrence and during the continuation of an Event of Default or with respect to the exercise of any voting or corporate rights with respect to the Purchased Assets that could materially impair the Market Value, and in each case subject to the provisions of the Purchased Asset Documents, the Revocable Option discussed above shall automatically terminate and thereafter Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of any servicer, Buyer may transfer any or all of such servicing to an entity satisfactory to Buyer). Without limiting the foregoing, (A) when the conditions in the foregoing sentence terminating such Revocable Option cease to exist, such Revocable Option with respect to the relevant Purchased Asset shall be deemed to have been reinstated, and (B) during any period in which a Revocable Option is terminated with respect to a Purchased Asset, prior to Buyer’s exercise of any voting or corporate rights with respect thereto, Buyer shall use commercially reasonable efforts to consult with Seller and provide Seller with a commercially reasonable opportunity (which shall in no event be less than five (5) Business Days) to exercise such voting and corporate rights with respect to such Purchased Asset in accordance with Buyer’s instructions after such consultation.

(f) Notwithstanding the rights granted to Seller pursuant to clause (e) above, Seller shall not, and shall not permit any security trustee, Primary Servicer, or any other servicer of any Purchased Asset to, consent to any Significant Modification relating to the Purchased Assets without the prior written consent of Buyer, which consent shall be in Buyer’s sole discretion.

ARTICLE 8.

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a) Title to all Purchased Items shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Items, subject, however, to the terms of this Agreement. Subject to the provisions of Article 18, nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Items or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Items, and provided that no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Article 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 5 hereof, or of Buyer’s obligations pursuant to Article 18 hereof.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

ARTICLE 9.

REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any Governmental Authority required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any Requirement of Law applicable to it or its organizational or constitutional documents or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction for the purchase of any Purchased Assets by Buyer from Seller and any Transaction hereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b) In addition to the representations and warranties in Article 9(a) above, Seller represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(i) Organization. Seller is duly incorporated, validly existing and in good standing under the laws and regulations of the jurisdiction of Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii) Due Execution; Enforceability. The Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii) Ability to Perform. Seller does not have Knowledge of any event having occurred that would make Seller unable to perform each and every covenant contained in the Transaction Documents applicable to it to which it is a party.

(iv) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the constitutional documents of Seller, (B) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (D) any applicable Requirement of Law, in the case of clauses (B), (C) or (D) above, to the extent that such conflict or breach would have a Material Adverse Effect upon Seller’s ability to perform its obligations hereunder.

(v) Litigation; Requirements of Law. As of the date hereof and as of the Purchase Date for any Transaction hereunder, except as otherwise disclosed to Buyer in writing on or prior to such date, there is no action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of Seller, threatened in writing against Seller, any Affiliate of Seller or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller or any Affiliate of Seller that may result in any Material Adverse Effect. Seller is in compliance in all material respects with all Requirements of Law. Neither Seller nor any of its Affiliates is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(vi) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vii) Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8 102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the equitable owner of such Purchased Assets free of any adverse claim, but subject to the rights of Seller and obligations of Buyer under this Agreement and the other Transaction Documents. In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets (and without limitation on the foregoing, Buyer, as entitlement holder, shall have a “security entitlement” to the Purchased Assets).

(viii) No Decline in Market Value; No Margin Deficit; No Defaults. Except as otherwise disclosed to Buyer in writing, Seller has no Knowledge of any post-Transaction facts or circumstances that are reasonably likely to cause or have caused the Market Value of any Purchased Asset to decline. To Seller’s Knowledge, no Margin Deficit exists and no Default or Event of Default has occurred or exists under or with respect to the Transaction Documents. Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of Seller that are presently in effect, and no default or event of default (however defined) on the part of Seller exists thereunder. Except as otherwise disclosed to Buyer in writing, no default or event of default (however defined) on the part of Guarantor exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor is a party.

(ix) Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

(x) Representations and Warranties Regarding Purchased Assets; Delivery of Purchased Asset File.

(A) As of the date hereof, Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for (1) Liens to be released simultaneously with the sale to Buyer hereunder and (2) Liens granted by Seller in favor of the counterparty to any Hedging Transaction, solely to the extent such Liens are expressly subordinate to the rights and interests of Buyer hereunder.

(B) The provisions of this Agreement and the related Confirmation are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a legal, valid and enforceable security interest in all right, title and interest of Seller in, to and under the Purchased Items.

(C) Upon receipt by the Custodian of each Mortgage Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of such Mortgage Note or Participation Certificate, as applicable, or Buyer shall have a valid and fully perfected first priority security interest in all right, title and interest of Seller in the Purchased Items described therein.

(D) Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, complete and correct, except to the extent disclosed in a Requested Exceptions Report.

(E) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdiction and recording office listed on Exhibit X attached hereto, the security interests granted hereunder in that portion of the Purchased Items which can be perfected by filing under the UCC will constitute fully perfected security interests under the UCC in all right, title and interest of Seller in, to and under such Purchased Items.

(F) Upon execution and delivery of the Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Depository Account and all amounts at any time on deposit therein.

(G) Upon execution and delivery of the Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the “investment property” and all “deposit accounts” (each as defined in the Uniform Commercial Code) comprising Purchased Items or any after-acquired property related to such Purchased Items. Except to the extent disclosed in a Requested Exceptions Report, Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents the originals of which have been delivered to the Custodian.

(H) [Intentionally Omitted]

(I) With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) if Seller acquired the Purchased Asset from an Affiliate, Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by Seller’s Affiliate from another Affiliate, the true sale of the purchase of the Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer..

(J) Seller has complied with all material requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents.

(K) The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

(xi) Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is not presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(xii) No Conflicts or Consents. Neither the execution and delivery of this Agreement and the other Transaction Documents by Seller, nor the consummation of any of the transactions by it herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Seller pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which Seller may be subject, other than liens created pursuant to the Transaction Documents. No consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by Seller of the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby which has not already been obtained (other than consents, approvals and filings that have been obtained or made, as applicable, or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect).

(xiii) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration by Seller with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Transaction Document to which Seller is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against Seller or (C) the consummation of the transactions contemplated by this Agreement (other than consents, approvals and filings that have been obtained or made as applicable, or the filing of certain financing statements in respect of certain security interests).

(xiv) Organizational Documents. Seller has delivered to Buyer certified copies of its constitutional documents, being its certificate of incorporation and memorandum and articles of association, together with all amendments thereto, if any.

(xv) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, except as contemplated by the Transaction Documents.

(xvi) Federal Regulations. Seller is not (A) required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xvii) Taxes. Seller and each Affiliate of Seller have timely filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all Taxes shown as due on such returns and all other material Taxes, which have become due, except for such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller and each Affiliate of Seller have satisfied all of their withholding tax obligations. No tax Liens have been filed against any assets of Seller or any Affiliate of Seller and no claims are currently being asserted in writing against Seller or any Affiliate of Seller with respect to Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(xviii) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(xix) Solvency. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto and the obligation to repurchase such Purchased Assets is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. As of the Purchase Date, Seller is not insolvent within the meaning of Section 101(32) of the Bankruptcy Code and is not unable to pay its debts within the meaning of Section 92(d) of the Companies Law of the Cayman Islands, or, in either case any successor provision thereof and the transfer and sale of the Purchased Assets pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of Seller to exceed the assets of Seller, (B) will not result in Seller having unreasonably small capital, and (C) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and the Purchased Items subject hereto. No petition in bankruptcy has been filed against Seller in the last ten (10) years, its shareholders have not convened a meeting or passed a resolution for Seller to be wound up on a voluntary basis and Seller has not in the last ten (10) years made an assignment on behalf of creditors or taken advantage of any debtors relief laws.    Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(xx) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xxi) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under or context in which they were made.

(xxii) Financial Information. All financial data concerning Seller and the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects. All financial data concerning Seller has been prepared fairly in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Assets, or in the results of operations of Seller, which change is reasonably likely to have a Material Adverse Effect on Seller.

(xxiii) Hedging Transactions. As of the Purchase Date for any Purchased Asset that is subject to a Hedging Transaction, each such Hedging Transaction is in full force and effect in accordance with its terms, each counterparty thereto is an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event, however denominated, has occurred and is continuing with respect thereto.

(xxiv) Servicing Agreements. Seller has delivered to Buyer copies of all Servicing Agreements pertaining to the Purchased Assets and to the Knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder.

(xxv) No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvi) Patriot Act.

(a) Seller is in compliance, in all material respects, with the (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), and (C) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery laws and regulations. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) Seller agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Agreement and (B) provide such opinions of counsel concerning matters relating to this Agreement as Buyer may reasonably request; provided, however, that nothing in this Article 9(b)(xxvi) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Seller on behalf of itself and its Affiliates makes the following representations and covenants to Buyer and its Affiliates, that neither Seller, nor, any of its Affiliates, is a Prohibited Investor and Seller is not, and from and after an IPO Transaction Seller, to Seller’s Knowledge, is not, acting on behalf of or for the benefit of any Prohibited Investor. Seller agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(xxvii) Environmental Laws.

(a) No properties owned or leased by Seller and no properties formerly owned or leased by Seller, its predecessors, or any former Subsidiaries or predecessors thereof (the “Properties”), contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;

(b) Seller is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Laws which reasonably would be expected to interfere with the continued operations of Seller;

(c) Seller has not received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does Seller have knowledge that any such notice will be received or is being threatened;

(d) Materials of Environmental Concern have not been transported or disposed by Seller in violation of, or in a manner or to a location which reasonably would be expected to give rise to liability under, any applicable Environmental Law, nor has Seller generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably would be expected to give rise to liability under, any applicable Environmental Law;

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Seller, threatened, under any Environmental Law which Seller is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which Seller is a party;

(f) There has been no release or threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably would be expected to give rise to liability under any Environmental Law for which Seller may become liable; and

(g) Each of the representations and warranties set forth in the preceding clauses (a) through (f) is true and correct with respect to each parcel of real property owned or operated by Seller.

(xxviii) Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer.

(xxix) Office of Foreign Assets Control. Seller warrants, represents and covenants that neither Seller nor any of its Affiliates are or will be an entity or Person that is or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”). Seller covenants and agrees that, with respect to the Transactions under this Agreement, none of Seller or, to Seller’s Knowledge, any of its Affiliates will conduct any business, nor engage in any transaction, Assets or dealings, with any Person who is the subject of Sanctions. Seller further covenants and agrees that it will not, directly or indirectly, use the proceeds of the facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(xxx) Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as specified on Annex I. Seller’s jurisdiction of incorporation is the Cayman Islands. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Items, is its notice address. Seller has not changed its name or location within the past twelve (12) months. Seller may change its address for notices and for the location of its books and records by giving Buyer written notice of such change. Seller’s registered company number is ###### and its tax identification number is ##-#######. The fiscal year of Seller is the calendar year.

(xxxi) Anti-Money Laundering Laws. Seller either (1) is entirely exempt from or (2) has otherwise fully complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”), by (A) establishing an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, (B) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws.

(xxxii) Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Assets, and (B) such incidental personal property related thereto; provided, however, that Seller shall not be in breach of this representation to the extent that Seller acquires or originates a New Asset under its good faith belief that such New Asset would become a Purchased Asset on such date of acquisition or origination, as applicable, so long as Seller complies with Article 11(ee).

(xxxiii) Ownership. Seller is and shall remain at all times a wholly owned direct or indirect subsidiary of Guarantor.

(xxxiv) Compliance with ERISA. (a) Neither Seller nor Guarantor has any employees as of the date of this Agreement; (b) each of Seller and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) is not deemed to hold “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA; and (c) assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Transaction Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA.

(xxxv) Hedging Transactions. (a) Seller has entered into all Hedging Transactions required hereunder, (b) each related agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned to Buyer all Seller’s rights (but none of its obligations) under such agreements.

(xxxvi) Servicing Agreements. Any Servicing Agreement related to a Purchased Asset, including without limitation, the Primary Servicing Agreement, may be terminated at will by Seller without payment of any penalty or fee.

ARTICLE 10.

NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a) take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer, unless and until such Purchased Asset is repurchased by Seller in accordance with this Agreement;

(c) modify in any material respect any Servicing Agreements to which it is a party, without the consent of Buyer in its discretion, not to be unreasonably withheld, conditioned or delayed;

(d) create, incur or permit to exist any Lien in or on any of its property, assets, revenue, the Purchased Assets , the other Purchased Items, whether now owned or hereafter acquired, other than the Liens granted by Seller pursuant to Article 6 of this Agreement and the Lien granted by Pledgor under the Pledge and Security Agreement;

(e) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), sell all or substantially all of its assets without the consent of Buyer in its sole discretion;

(f) consent or assent to, or permit the Primary Servicer or servicer to make, any Significant Modification relating to the Purchased Assets;

(g) permit the organizational documents or organizational structure of Seller to be amended without the prior written consent of Buyer in its sole discretion;

(h) acquire or maintain any right or interest in any Purchased Asset or Underlying Mortgaged Property that is senior to, junior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents unless such right or interest becomes a Purchased Asset hereunder or unless such right or interest exists as of the Purchase Date for such Purchased Asset and is approved by Buyer in writing;

(i) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(j) enter into any Hedging Transaction with respect to any Purchased Asset with any entity that is not an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty;

(k) incur any Indebtedness other than pursuant to, and in accordance with, this Agreement and the other Transaction Documents;

(l) [intentionally omitted]

(m) take any action to cause any of the Seller, Pledgor or Guarantor to be required to register as an “investment company”, or a company “controlled by an investment company”, within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules promulgated thereunder;

(n) permit, at any time, the Purchase Price of any Purchased Asset to be less than $10,000,000.00 (other than due to the receipt of Principal Proceeds or the satisfaction of Margin Deficits) or greater than $100,000,000.00; or

(o) permit, at any time, a breach of the Concentration Limit.

ARTICLE 11.

AFFIRMATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction:

(a) Seller shall promptly notify Buyer of any material adverse change (i) in the business operations and/or financial condition of Seller, Pledgor or Guarantor; (ii) impacting any Purchased Asset, including, without limitation any adverse impact on maintaining regulatory compliance (including licensing) with respect to any such Purchase Asset; provided, however, that nothing in this Article 11 shall relieve Seller of its obligations under this Agreement.

(b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Article 9.

(c) Seller shall (i) defend the right, title and interest of Buyer in and to the Purchased Items against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than Liens created in favor of Buyer pursuant to the Transaction Documents) and (ii) at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the immediately succeeding Business Day after obtaining actual Knowledge of such event.

(e) Seller shall promptly (and in any event not later than one (1) Business Day following receipt) deliver to Buyer (i) any notice of the occurrence of an event of default under the Purchased Asset Documents; (ii) any notice of transfer of servicing under the Purchased Asset Documents and (iii) any other information with respect to the Purchased Assets that may reasonably be requested by Buyer from time to time.

(f) Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Purchased Items and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller. Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(g) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with all related and necessary duly executed transfer documents to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(h) At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the perfected, first priority security interest required hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of such Seller (whether or not existing as of the Closing Date, any Purchase Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Purchased Items shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as a Purchased Item pursuant to this Agreement, and the documents delivered in connection herewith.

(i) Seller shall provide, or cause to be provided, to Buyer the following financial and reporting information:

(i) Within fifteen (15) calendar days after each month-end, a monthly reporting package substantially in the form of Exhibit III-A attached hereto (the “Monthly Reporting Package”);

(ii) Within forty-five (45) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached hereto (the “Quarterly Reporting Package”);

(iii) Within one hundred twenty (120) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached hereto (the “Annual Reporting Package”); and

(iv) Upon Buyer’s request:

(A) a listing of any changes in Hedging Transactions with Qualified Hedge Counterparties, the names of the Qualified Hedge Counterparties and the material terms of such Hedging Transactions, delivered within ten (10) calendar days after Buyer’s request; and

(B) [intentionally omitted]

(C) such other information regarding the financial condition, operations or business of Seller, Guarantor or any Mortgagor in respect of a Purchased Asset as Buyer may reasonably request.

Notwithstanding anything to the contrary in Article 12, if Seller fails to deliver the complete Monthly Reporting Package described in clause (i)(i) above as a result of the failure of the related borrower to deliver any information for the related time period as required by the underlying loan documents, then Seller shall immediately repurchase the related Purchased Asset at the Repurchase Price; provided, however, that Seller shall have a period of seven (7) calendar days from the date of delivery of the incomplete Monthly Reporting Package to provide any missing information; provided, further, however, that so long as Seller is diligently pursuing such missing information to the satisfaction of Buyer, Seller shall have an additional seven (7) calendar days (or such other longer time period as determined by Buyer in its sole discretion) to provide any missing information;

(j) Seller shall make a representative available to Buyer every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Buyer and Seller, regarding the status of each Purchased Asset, Seller’s compliance with the requirements of Articles 11 and 12, and any other matters relating to the Transaction Documents or Transactions that Buyer wishes to discuss with Seller.

(k) Seller shall and shall cause Guarantor to at all times (i) comply with all material contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller and Guarantor or any of its assets and Seller and Guarantor shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(l) Seller shall or shall cause Guarantor to at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(m) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, including Tax liabilities, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Purchased Items that, in each case, in any manner would create any lien or charge upon the Purchased Items, other than any such taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; provided such contest operates to suspend collection of the contested tax and enforcement of a lien.

(n) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Seller or Guarantor and of any change in Seller’s or Guarantor’s name or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

(o) Seller will maintain records with respect to the Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Purchased Items were held by Seller for its own account.

(p) Upon reasonable notice (unless a Default or an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, Seller shall allow Buyer to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Purchased Assets that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Buyer’s expense) and make extracts from its books and records, to inspect any of its Properties, and (iii) discuss Seller’s business and affairs with its Responsible Officers.

(q) Seller shall enter into Hedging Transactions with respect to each of the Hedge-Required Assets to the extent necessary to hedge interest rate risk associated with the Purchase Price on such Hedge-Required Assets, in a manner reasonably acceptable to Buyer, to the extent that such Hedging Transactions will not give rise to non-qualifying REIT income under section 856 of the Code. Seller shall take such actions as Buyer reasonably deems necessary to perfect the security interest granted in each Hedging Transaction, and shall assign to Buyer, which assignment shall be consented to in writing by each Affiliated Hedge Counterparty or Qualified Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Hedging Transaction. The documents relating to each Hedging Transaction shall contain provisions reasonably acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Qualified Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Hedging Transactions with respect to the related Purchased Assets with a replacement Qualified Hedge Counterparty.

(r) Seller shall take all such steps as Buyer reasonably deems necessary to perfect the security interest granted pursuant to Article 6 in the Hedging Transactions, shall take such action as shall be necessary or advisable to preserve and protect Seller’s interest under all such Hedging Transactions (including, without limitation, requiring the posting of any required additional collateral thereunder) and hereby authorizes Buyer to take any such action that Seller fails to take after demand therefor by Buyer. Seller shall provide the Custodian and the Acceptable Attorney with copies of all documentation relating to Hedging Transactions with Qualified Hedge Counterparties promptly after entering into same. All Hedging Transactions, if any, entered into by Seller with Buyer or any of its Affiliates in respect of any Purchased Asset shall be terminated contemporaneously with the repurchase of such Purchased Asset on the Repurchase Date therefor.

(s) Seller shall not cause or permit any Change of Control without the prior written consent of Buyer in its sole and absolute discretion.

(t) Seller shall cause each servicer of a Purchased Asset to provide to Buyer and to the Custodian via electronic transmission, promptly upon request by Buyer a Servicing Tape for the month (or any portion thereof) prior to the date of Buyer’s request; provided that, to the extent any servicer does not provide any such Servicing Tape, Seller shall prepare and provide to Buyer and the Custodian via electronic transmission a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape; provided, further, that regardless of whether Seller at any time delivers any such remittance report, Seller shall at all times use commercially reasonable efforts to cause each servicer to provide each Servicing Tape in accordance with this Article 11(t).

(u) Seller’s constitutional documents shall at all times include the following provisions: (a) at all times there shall be, and Seller shall cause there to be, at least one (1) Independent Director; (b) Seller shall not, without the unanimous written consent of its board of directors including the Independent Director, take any Material Action or any action that might cause such entity to become insolvent; (c) no Independent Director may be removed or replaced without Cause and unless Seller provides Buyer with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; and provided further, that any removal or replacement shall not be effective until the replacement Independent Director has accepted his or her appointment; (d) to the fullest extent permitted by applicable law and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of Seller, including its creditors in acting or otherwise voting with respect to a Material Action; (e) except for duties to Seller as set forth in clause (d) above (including duties to its equity owners and its creditors solely to the extent of their respective economic interests in Seller but excluding (i) all other interests of the equity owners, (ii) the interests of other Affiliates of Seller, and (iii) the interests of any group of Affiliates of which Seller is a part) and applicable law, the Independent Director shall not have any fiduciary duties to any Person other than those pursuant to applicable law; (f) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (g) to the fullest extent permitted by applicable law, an Independent Director shall not be liable to Seller or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. “Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in Seller’s organizational documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

(v) Seller has not and will not, except in connection with the obligations contemplated under the Transaction Documents:

(i) engage in any business or activity other than the entering into and performing its obligations under the Transaction Documents, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Purchased Assets and (B) such incidental personal property related thereto; provided, however, that Seller shall not be in breach of this provision to the extent that Seller acquires or originates a New Asset under its good faith belief that such New Asset would become a Purchased Asset on such date of acquisition or origination, as applicable, so long as Seller complies with Article 11(ee);

(iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv) (A) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly incorporated, validly existing and in good standing (if applicable) under the applicable laws of the jurisdiction of its incorporation, or (B) amend, modify, terminate or fail to comply with the provisions of its constitutional documents, in each case without the prior written consent of Buyer;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person (excluding any consolidation of its financials with those of an Affiliate in accordance with GAAP), or permit any Affiliate or constituent party independent access to its bank accounts;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the debt incurred pursuant to this Agreement or any other Transaction Document and unsecured trade debt in an unpaid amount less than $100,000;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Seller’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Seller from such Affiliate and that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Seller’s assets, liabilities and net worth shall also be listed on Seller’s own separate balance sheet;

(ix) except for capital contributions or capital distributions permitted under the terms and conditions of Seller’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Seller, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xii) except in connection with a Purchased Asset or a loan or asset being assessed by Buyer as a potential Purchased Asset, make any loans or advances to any Person, or own any stock or securities of, any Person;

(xiii) fail to (A) file its own tax returns separate from those of any other Person, except to the extent Seller is treated as a “disregarded entity” for tax purposes and is not required to file separate tax returns under applicable Legal Requirements, and (B) pay taxes shown as due and payable on all filed tax returns of Seller and any other material taxes required to be paid under applicable law; provided, however, that Seller shall not have any obligation to reimburse its equity holders or their Affiliates for any taxes that such equity holders or their Affiliates may incur as a result of any profits or losses of Seller;

(xiv) fail to (A) hold itself out to the public as a legal entity separate and distinct from any other Person, (B) conduct its business solely in its own name or (C) correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of all directors or managers of Seller, including, without limitation, each Independent Director, commence any bankruptcy, insolvency, winding up, reorganization, liquidation, dissolution or similar proceeding with respect to Seller;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks bearing its own name;

(xviii) fail to remain solvent or pay its own liabilities only from its own funds; provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

(xix) acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx) have any employees;

(xxi) fail to maintain and use separate stationery, invoices and checks bearing its own name;

(xxii) have any of its obligations guaranteed by an Affiliate, other than Guarantor or;

(xxiii) identify itself as a department or division of any other Person;

(xxiv) acquire obligations or securities of its members or any Affiliates; or

(xxv) except in connection with the Purchased Assets or a loan or asset being assessed by Buyer as a potential Purchased Asset, buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(w) With respect to each Eligible Asset to be purchased hereunder that is an Eligible Asset, Seller shall notify Buyer in writing of the creation of any right or interest in such Eligible Asset or related Underlying Mortgaged Property that is senior to or pari passu with the rights and interests that are to be transferred to Buyer under this Agreement and the other Transaction Documents, and whether any such interest will be held or obtained by Seller or an Affiliate of Seller.

(x) Seller shall obtain customary estoppels and agreements reasonably acceptable to Buyer for each Asset that is subject to a ground lease.

(y) Seller shall be solely responsible for the fees and expenses of the Custodian and the Acceptable Attorney, Depository and each servicer (including, without limitation, the Primary Servicer) of any or all of the Purchased Assets.

(z) Seller shall promptly, and in any event no less than ten (10) days after service of process on any of the following, provide Buyer written notice of any litigation, suit, arbitration, investigation (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or Guarantor or affecting any of their respective assets that (i) questions or challenges the validity and enforceability of any of the Transaction Documents or any action to be taken in connection with the transaction contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than (A) $100,000 with respect to Seller and (B) $10,000,000 with respect to Guarantor, or (iii) which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(aa) Seller shall notify Buyer in writing of any event or occurrence that, to Seller’s knowledge, could reasonably be determined to cause Guarantor to breach any of the covenants contained in Section 9 of the Guarantee Agreement.

(bb) With respect to each Purchased Asset, Seller shall take all action necessary or required by the Transaction Documents, Purchased Asset Documents and each and every Requirement of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. Seller shall not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation hereof, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

(cc) Seller shall within twenty (20) Business Days after Buyer’s request (or such other time period as determined by Buyer in its reasonable discretion), procure and deliver to Buyer an Appraisal relating to any Purchased Asset; provided, however, so long as not Event of Default has occurred and is continuing, Buyer’s requests hereunder shall be limited to one (1) request for each Purchased Asset in any twelve (12) month period.

(dd) Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(i) a breach of any representation contained herein;

(ii) any of the following: (A) with respect to any Purchased Asset or related Underlying Mortgaged Property, a material change in value, material loss or damage, material licensing or permit issues, violation of any Requirement of Law, violation of any Environmental Law or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (B) with respect to Seller, a violation of any Requirement of Law or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(iii) the resignation or termination of any servicer under any servicing agreement (including the Primary Servicer under the Servicing Agreement) with respect to any Purchased Asset;

(iv) the establishment by any Rating Agency applicable to Guarantor and any downgrade in or withdrawal of such rating once established;

(v) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitration proceedings before any Governmental Authority that (A) affects Guarantor, Pledgor, Seller or any Mortgagor on an Underlying Mortgaged Property, (B) questions or challenges the validity or enforceability of any Transaction, Purchased Asset or Purchased Asset Document, or (C) individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

(ee) No later than ten (10) days after Buyer has determined that a New Asset is a Rejected Asset, Seller shall sell, transfer or otherwise dispose of such Rejected Asset.

(ff) At Seller’s sole cost and expense, Seller shall provide a new bankruptcy safe harbor opinion or reliance letter relating to the bankruptcy safe harbor delivered pursuant to Article 3(a)(vii) to any successor or assign of Buyer in connection with any transfer or assignment of the rights and obligations of Buyer in accordance with Article 18.

ARTICLE 12.

EVENTS OF DEFAULT; REMEDIES

(a) Each of the following events shall constitute an “Event of Default” under this Agreement:

(i) Seller or Guarantor shall fail to repurchase (A) Purchased Assets upon the applicable Repurchase Date or (B) an Ineligible Asset (as hereunder defined) in accordance with Article 12(c);

(ii) Buyer shall fail to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made); provided, however, that to the extent that any such failure occurs despite sufficient funds being on deposit in the Depository Account, Seller shall have one (1) Business Day to cure such failure, except that such failure shall not be an Event of Default if sufficient Income, including Principal Proceeds which would otherwise be remitted to Buyer pursuant to Article 5 of this Agreement, is on deposit in the Depository Account but the Depository fails to remit such funds to Buyer, so long as Seller causes such funds to be remitted to Buyer within one (1) Business Day of such failure;

(iii) Seller or Guarantor shall fail to cure any Margin Deficit in accordance with Article 4 of this Agreement;

(iv) Seller or Guarantor shall fail to make any payment not otherwise addressed under this Article 12(a) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement or the terms of the Pledge and Security Agreement, or the Guarantee Agreement, the Fee Letter or any other Transaction Document, which failure is not remedied within three (3) Business Days of written notice thereof by Buyer to Seller;

(v) Seller shall default in the observance or performance of its obligation in any agreement contained in Article 10 of this Agreement and, such default shall not be cured within the earlier of five (5) Business Days after (A) written notice by Buyer to Seller thereof or (B) Knowledge on the part of Seller of such breach or failure to perform;

(vi) an Act of Insolvency occurs with respect to Seller, Pledgor or Guarantor or any of their present or future Affiliates;

(vii) a Change of Control occurs with respect to Seller, Pledgor, Guarantor or TRT;

(viii) a Responsible Officer of Seller shall admit, in writing to any Person (other than in a privileged communication under applicable law) its inability to, or its intention not to, perform any of its obligations hereunder;

(ix) the Custodial Agreement, the Depository Agreement, the Pledge and Security Agreement, the Guarantee Agreement, the Fee Letter, any Re-direction Letter, any Servicer Notice or any other Transaction Document shall for whatever reason be terminated (except with Buyer’s prior written consent) or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller, Guarantor or any counter-party thereto, as the case may be;

(x) Seller or Guarantor shall be in default under (A) any Indebtedness of Seller or Guarantor, as applicable, which default (1) involves the failure to pay a matured obligation in excess of $100,000 with respect to Seller, or $10,000,000 with respect to Guarantor, or (2) permits the acceleration of the maturity of Seller’s or Guarantor’s obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $100,000 with respect to Seller, or $10,000,000 with respect to Guarantor; or (B) any other material contract to which Seller or Guarantor is a party which default (1) involves the failure of Seller or Guarantor to pay a matured obligation in excess of $100,000 with respect to Seller, or $10,000,000 with respect to Guarantor, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is at least $100,000 with respect to Seller, or $10,000,000 with respect to Guarantor;

(xi) Seller or Guarantor or any of their present or future Affiliates shall be in default under any repurchase facility, loan facility or hedging transaction entered into by Seller or Guarantor or any of their present or future Affiliates, as applicable, to Buyer or any of its present or future Affiliates, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such repurchase facility, loan facility or hedging transaction;

(xii) (A) Seller or an ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code), (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) for which notice has not been waived shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event (as so defined) or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E) Seller or any ERISA Affiliate shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xiii) either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and such condition is not cured by Seller within five (5) Business Days after notice thereof from Buyer to Seller or after Seller otherwise has Knowledge thereof, or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets and such condition is not cured by Seller within five (5) Business Days after notice thereof from Buyer to Seller or after Seller otherwise has Knowledge thereof;

(xiv) an “Event of Default,” “Termination Event,” “Potential Event of Default” or other default or breach, however defined therein, occurs under any Hedging Transaction on the part of Seller, or the counterparty to Seller on any such Hedging Transaction with a Qualified Hedge Counterparty ceases to be a Qualified Hedge Counterparty, that is otherwise not cured within any applicable cure period thereunder or, if no cure period exists thereunder, which is not cured by Seller within three (3) Business Days, after notice thereof from an Affiliated Hedge Counterparty or Qualified Hedge Counterparty to Seller;

(xv) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor, which suspension or termination has a Material Adverse Effect in the determination of Buyer;

(xvi) any condition shall exist that constitutes a Material Adverse Effect in Buyer’s sole discretion exercised in good faith;

(xvii) the breach by Pledgor of any term or condition set forth in the Pledge and Security Agreement or of any representation, warranty, certification or covenant made or deemed made in the Pledge and Security Agreement by Pledgor;

(xviii) any representation (other than MTM Representations and representations and warranties of Seller set forth in Exhibit V and Article 9(b)(x)(D)) made by Seller to Buyer shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated and such breach is not remedied within five (5) Business Days after (A) delivery of notice thereof to Seller by Buyer or (B) Knowledge on the part of Seller of such breach;

(xix) a final judgment by any court of competent jurisdiction for the payment of money (a) rendered against Seller in an amount greater than $100,000 or (b) rendered against Guarantor in an amount greater than $10,000,000, and remains undischarged or unpaid for a period of thirty (30) calendar days, unless such judgment is effectively stayed by fully bonding over or other means acceptable to Buyer;

(xx) if Seller shall breach or fail to perform any of the covenants or conditions contained in this Agreement or any Transaction Document, other than those specifically otherwise referred to in this Article 12, and such breach or failure to perform is not remedied within five (5) Business Days after delivery of notice thereof to Seller by Buyer; provided, that so long as Seller is diligently pursuing a remedy to such breach or failure to perform to the satisfaction of Buyer, Seller shall have an additional five (5) Business Days (or such other longer time period as determined by Buyer in its sole discretion) to remedy such breach or failure to perform; provided, further, that the cure period(s) granted pursuant to this Article 12(a)(xx) shall not modify, amend or increase any cure period provided in the applicable covenant;

(xxi) the breach, subject to applicable grace and cure periods, by Guarantor of any term, covenant (financial or otherwise) or condition set forth in the Guarantee Agreement or of any representation, warranty, certification or covenant made or deemed made in the Guarantee Agreement by Guarantor or if any certificate furnished by Guarantor to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing on behalf of Guarantor shall prove to have been false or misleading in any respect as of the time made or furnished;

(xxii) notwithstanding any other provision of this Article 12(a), if Seller engages in any conduct or action where Buyer’s prior consent is required by any Transaction Document and Seller fails to obtain such consent;

(xxiii) Seller, Pledgor or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act), or any of the terms of this Agreement violate any requirement of the Investment Company Act, including without limitation Section 18 thereof or any rules or regulations promulgated thereunder;

(xxiv) Seller or any servicer fails to deposit all Income or other amounts as required by the provisions of this Agreement when due which failure is not cured by Seller or such servicer within two (2) Business Days following such failure, or an event of default has occurred under any servicing agreement (including the Servicing Agreement);

(xxv) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, in each case, as it relates to Guarantor’s liquidity, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets.

(b) After the occurrence and during the continuance of an Event of Default, Seller shall have no ability to enter into any further Transactions hereunder, and Seller hereby appoints Buyer as attorney in fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in Article 12(b)(i) of this Agreement:

(A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date without presentment or demand of any kind, which are hereby expressly waived, and all Income (including, without limitation, any Principal Proceeds or any other amounts received, without regard to their source) deposited in the Depository Account shall be retained by Buyer and applied to the Repurchase Obligations;

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360-day-per-year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Article 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 12(b)(iii) of this Agreement); and

(C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets.

(iii) Upon the occurrence and during the continuance of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 12(b)(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s default, including without limitation, all costs of collection associated with the interpretation and enforcement of Buyer’s rights and remedies under this Agreement and all of the other Transaction Documents; (w) second, to actual, out-of-pocket damages incurred by Buyer in connection with Seller’s default, (x) third, to the Repurchase Price; (y) fourth, to any Breakage Costs; and (z) fifth, to return any excess to Seller.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v) Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for (A) the amount (including in connection with the enforcement of this Agreement) of all out-of-pocket losses, costs and expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller and (B) all documented actual costs incurred by Buyer in connection with Hedging Transactions in the event that Seller, from and after an Event of Default, takes any action to impede or otherwise affect Buyer’s remedies under this Agreement.

(vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency.

(vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default with respect to Seller and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.

(viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of non-judicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(c) If at any time Buyer determines that a Purchased Asset is an Ineligible Asset (as defined below), the related Transaction shall terminate and an Early Repurchase Date shall be deemed to occur with respect to such Purchased Asset, each in accordance with this Section 12(c). Forty-five (45) days (or, in the case of Article 12(c)(ix), sixty (60) days, other than with respect to breaches of representations 34(f) and 35 on Exhibit V hereto) after the earlier of receiving notice from Buyer that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased Asset has become an Ineligible Asset (the “Ineligibility Period”), the related Transaction shall terminate and the Early Repurchase Date shall be deemed to occur and Seller shall repurchase the affected Purchased Asset and Seller shall pay the applicable Repurchase Price for such Purchased Asset to Buyer by depositing such amount in immediately available funds at the direction of Buyer; provided, that within two (2) Business Days of the earlier of Seller’s receipt of Buyer’s notice that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased Asset has become an Ineligible Asset, Seller shall make a cash payment of no less than twenty-five percent (25%) of the Purchase Price of the related Purchased Asset and the outstanding Repurchase Price of such Purchased Asset shall be fully recourse to Seller and Guarantor until such Purchased Asset has been repurchased by Seller or reinstated as an Eligible Asset pursuant to Article 12(c)(ix) hereof; provided, further, that in the event Seller or Guarantor must issue a capital call to investors to make any such cash payment and Seller has provided Buyer with evidence thereof within two (2) Business Days of receipt of Buyer’s notice or Seller’s knowledge that such Purchased Asset has become an Ineligible Asset, then Seller shall have an additional three (3) Business Days to make such cash payment to Buyer. For purposes hereof, the following factors shall render a Purchased Asset an “Ineligible Asset”:

(i) any Purchased Asset that at any time Buyer determines is not an Eligible Asset as a result of any representation, warranty (other than MTM Representations) or material information made or provided by Seller or Guarantor being false or misleading at the time such representation or warranty was made or such material information was provided;

(ii) any Purchased Asset as to which a monetary event of default has occurred and is continuing under any Purchased Asset Document for such Purchased Asset;

(iii) any Purchased Asset as to which a non-monetary event of default shall have occurred and be continuing under any Purchased Asset Document for such Purchased Asset;

(iv) any Purchased Asset where the related Mortgagor or an Other Indebtedness Participant, or any borrower under any Other Indebtedness is thirty (30) calendar days or more (or, in the case of payments due at maturity, one (1) calendar day) delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents or, with respect to a Participation Interest, the Underlying Mortgage Loan is thirty (30) calendar days or more (or, in the case of payments due at maturity, one (1) calendar day) delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those included in the Purchased Asset File, expressly consented to by Buyer or otherwise in accordance with this Agreement and the Transaction Documents; provided, however, that any default of an Other Indebtedness Participant or Other Indebtedness under this Article 12(c)(iv) shall not cause a Purchased Asset to become an Ineligible Asset to the extent that Seller has exercised its rights to cure the same pursuant to an intercreditor agreement, co-lender agreement, participation agreement or similar instrument, as applicable, and Seller has consummated such cure within the time period provided thereunder (the “Other Indebtedness Cure Right”); provided, further, however, that an Other Indebtedness Cure Right may be only exercised by Seller no more than one (1) time with respect to any Purchased Asset or as otherwise may be agreed to by Buyer in its sole good faith discretion;

(v) any Purchased Asset upon the occurrence of any Act of Insolvency with respect to the underlying obligor;

(vi) any Purchased Asset that Seller has failed to repurchase at the applicable Repurchase Date;

(vii) any Purchased Asset as to which the Seller (or its Affiliates) has failed to satisfy any material obligations beyond any applicable cure periods under any Purchased Asset Document for such Purchased Asset;

(viii) any Purchased Asset for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Underlying Mortgaged Property; or

(ix) any Purchased Asset that at any time Buyer determines is not an Eligible Asset as a result of any MTM Representation being false or misleading at the time such MTM Representation was made; provided that, in the event that any Purchased Asset is an Ineligible Asset solely pursuant to this Article 12(c)(ix), then, notwithstanding anything to the contrary in Article 12(c), so long as Seller cures such breach in a manner satisfactory to Buyer (as determined in the sole good faith discretion of Buyer) prior to the expiration of the Ineligibility Period, Buyer may elect to reinstate such Ineligible Asset as an Eligible Asset and Purchased Asset through the execution of an amended and restated Confirmation, and following any such reinstatement, Seller may increase the Purchase Price of such Purchase Asset in accordance with Article 3(j).

ARTICLE 13.

INCREASED COSTS; TAXES

(a) Market Disruption. If prior to the first (1st) day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that LIBOR is unobtainable in accordance in the definition of LIBOR in Article 2, or (ii) LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, then Buyer shall, by written notice to Seller, which notice shall set forth in reasonable detail such circumstances, establish the Pricing Rate for such Pricing Rate Period and all subsequent Pricing Rate Periods until such notice is withdrawn by Buyer, as a per annum rate equal to the sum of (x) Federal Funds Rate plus (y) the Applicable Spread (the “Alternative Rate”).

(b) Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to enter into or maintain Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions or, if such adoption of or change in Requirement of Law makes it unlawful for Buyer to continue to maintain Transactions as contemplated by this Agreement, to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law; provided, however, that to the extent any such determination by Buyer and imposition of Alternative Rate Transactions apply to all sellers under similar repurchase facilities with Buyer, such determination and imposition of Alternative Rate Transactions will not be applied solely to Seller. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Article 13(f) of this Agreement.

(c) Increased Costs. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i) shall subject Buyer or any Transferee to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) under this Agreement, or its loans, loan principal, letters of credit, commitments, or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any Reserve Requirements, other reserves, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of LIBOR hereunder; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable; provided, however, that to the extent any such determination by Buyer and imposition of such increased costs apply to all sellers under similar repurchase facilities with Buyer, such determination and imposition of such increased costs will not be applied solely to Seller. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(d) Capital Adequacy. If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, however, that to the extent any such determination by Buyer and imposition of such increased costs apply to all sellers under similar repurchase facilities with Buyer, such determination and imposition of such increased costs will not be applied solely to Seller. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(e) Dodd-Frank; Basel III. Notwithstanding any provision herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives promulgated in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities pursuant to Basel III, in each case are deemed to be an adoption of or change in a Requirement of Law made subsequent to the date of this Agreement, regardless of the date enacted, adopted or issued.

(f) Breakage Costs. If Seller repurchases Purchased Assets on a day other than the last day of a Pricing Rate Period, Seller shall indemnify Buyer and hold Buyer harmless from any actual out-of-pocket losses, costs and/or expenses which Buyer sustains as a direct consequence thereof (“Breakage Costs”), in each case for the remainder of the applicable Pricing Rate Period. Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in reasonable detail, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon Seller absent manifest error. This Article 13(f) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

(g) Payments Free of Taxes. Any and all payments by or on account of any obligation of Seller under this Agreement or any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law (including FATCA). If any applicable law (as determined in the good faith discretion of Seller) requires the deduction or withholding of any Tax from any such payment by Seller, then Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 13) the applicable Buyer or Transferee receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(h) Payment of Other Taxes by Seller. Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or reimburse Buyer or Transferee upon written notice from such Person setting forth in reasonable detail the calculation of such reimbursement, for any Other Taxes.

(i) Evidence of Payments. As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Article 13, Seller shall deliver to Buyer or Transferee the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer or Transferee.

(j) Indemnification by Seller. Seller shall indemnify Buyer and each Transferee, within ten (10) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article 13) payable or paid by Buyer or such Transferee or required to be withheld or deducted from a payment to such Buyer or Transferee and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer or such Transferee shall be conclusive absent manifest error.

(k) Status of Buyer and Transferees. Any Buyer or Transferee that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer or Transferee, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer or Transferee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Articles 13(k)(A), (B) and (D) below) shall not be required if in Buyer’s or Transferee’s reasonable judgment such completion, execution or submission would subject Buyer or such Transferee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer or such Transferee.

Without limiting the generality of the foregoing:

(A) Buyer or any Transferee that is a U.S. Person shall deliver to Seller on or prior to the date on which Buyer or such Transferee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W 9 certifying that Buyer or Transferee is exempt from U.S. federal backup withholding tax;

(B) any Foreign Transferee shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Transferee acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(1) in the case of a Foreign Transferee claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W 8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN e or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Transferee claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit VIII to the effect that such Foreign Transferee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4) to the extent a Foreign Transferee is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-B or Exhibit VIII-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Transferee is a partnership and one or more direct or indirect partners of such Foreign Transferee are claiming the portfolio interest exemption, such Foreign Transferee may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-D on behalf of each such direct and indirect partner;

(C) any Foreign Transferee shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Transferee acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer or Transferee under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or Transferee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or

Transferee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer or Transferee has complied with Buyer or Transferee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FACTA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer and each Transferee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(l) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 13(l) (including by the payment of additional amounts pursuant to this Article 13(l)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 13(l) with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 13(l) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 13(l), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 13(l) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(m) Assignment of Certain Rights. If any Buyer or Transferee requests compensation under this Article 13 or, if Seller is required to pay any Indemnified Taxes or additional amounts to any Buyer or any Transferee or any Governmental Authority for the account of any Buyer or Transferee pursuant to Article 13(d), or if any Buyer or Transferee defaults in its obligations under this Agreement, then Seller may, at its sole expense and effort, upon notice to such Buyer or Transferee, require such Buyer or Transferee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 18), all its interests, rights (other than its existing rights to payments pursuant to Article 3(f) or Article 13(c)) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Buyer, if a Buyer accepts such assignment); provided that (i) such Buyer shall have received payment of an amount equal to the Repurchase Price for all Transactions, Price Differential accreted with respect thereto, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding Repurchase Price principal and accreted Price Differential and fees) or Seller (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Article 13(c) or payments required to be made pursuant to Article 3(f), such assignment will result in a reduction in such compensation or payments. A Buyer or Transferee shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or Transferee or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

(n) Survival of Obligations. Each party’s obligations under this Article 13 shall survive any assignment of rights by, or the replacement of, Buyer or Transferee, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement.

ARTICLE 14.

SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of, and in reliance upon, the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 15.

RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

ARTICLE 16.

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth above, or (e) by e-mail with confirmation of delivery, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 16. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 16, or (z) in the case of e-mail, upon confirmation of delivery. A party receiving a notice that does not comply with the technical requirements for notice under this Article 16 may elect to waive in writing any deficiencies and treat the notice as having been properly given.

ARTICLE 17.

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 18.

NON ASSIGNABILITY

(a) Subject to Article 18(c) below, Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer and any attempt by Seller to assign any of its rights or obligations under this Agreement without the prior written consent of Buyer shall be null and void ab initio.

(b) Buyer may, at any time, without the consent of Seller or Guarantor, sell participations to any Person (“Participants”) in up to one hundred percent (100%) (in the aggregate, in one or more transactions, including any assignments hereunder) of Buyer’s rights and obligations under the Transaction Documents and under any Transaction. Buyer may at any time, without the consent of Seller or Guarantor (except as provided below) but upon notice to Seller, sell and assign to any Person (an “Assignee” and together with Participants, each a “Transferee” and collectively, “Transferees”) up to one hundred percent (100%) (in the aggregate, in one or more transactions, and including any participation hereunder) of the rights and obligations of Buyer under the Transaction Documents and under any Transaction. Notwithstanding the foregoing, Buyer agrees that, prior to the occurrence and continuance of an Event of Default, (i) Buyer shall not assign, participate or sell all or any portion of its rights and obligations under the Transaction Documents to any Person other than a Qualified Transferee; (ii) Buyer shall not assign, participate or sell all or any portion of its rights and obligations under the Transaction Documents to any Person that is a Prohibited Transferee or an Underlying Borrower-Related Party; (iii) Buyer will provide Seller with written notice of any assignment, participation or sale at least thirty (30) calendar days prior to the effective date thereof; (iv) Seller shall not be obligated or required to deal directly with any Person other than Buyer or any Affiliate of Buyer; and (v) Buyer or an Affiliate of Buyer shall continue to (A) control the decision-making rights with respect to the Purchased Assets, (B) determine whether to purchase any Eligible Asset in a Transaction and (C) determine the Market Value of the Purchased Assets, in each case in accordance with the Transaction Documents. During the continuance of an Event of Default, Buyer may assign, participate or sell its rights and obligations under the Transaction Documents and/or any Transaction to any Person without prior notice to Seller and without regards to the limitations in this Article 18(b).

(c) Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise selling, pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, however, that Buyer shall transfer the Purchased Assets to Seller on the applicable Repurchase Date free and clear of any pledge, lien, security interest, encumbrance, charge or other adverse claim on any of the Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or Purchased Items transferred to Buyer by Seller.

(d) Buyer, acting solely for this purpose as an agent of Seller, shall maintain, either at its offices at 200 West Street, New York, New York or electronically, a copy of each assignment and a register for the recordation of the names and addresses of the Assignees, and ownership rights in the Transactions, Purchased Assets or in any other interests under this Agreement of any Assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, Buyer and the Assignees shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the beneficial owner of the interests in the Transactions, Purchased Assets or in any other interests under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by Seller, Buyer and any Assignee, at any reasonable time and from time to time upon reasonable prior notice during normal banking business hours.

(e) If Buyer sells a participation it shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each Participant and the ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement of each Participant (the “Participant Register”); provided that Buyer shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement) to any Person except to the extent (i) disclosing the portion of the Participant Register relating to a Participant with respect to which a claim for additional amounts is made under Articles 13(a), 13(b), 13(c), 13(d) or 13(f), or (ii) otherwise to the extent such disclosure is reasonably expected to be necessary to establish that such ownership rights in the Transactions or any other interests under this Agreement are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no sale, assignment, transfer or participation pursuant to this Article 18 shall be effective unless and until reflected in the Register or Participant Register, as applicable.

(f) Nothing in this Agreement shall prevent or prohibit any Buyer from pledging any of its Purchased Assets hereunder to a Federal Reserve Bank in support of borrowings made by such Buyer from such Federal Reserve Bank; provided, however, no such pledge shall release a Buyer from any of its obligations hereunder or substitute any such pledgee for such Buyer as a party hereto.

ARTICLE 19.

GOVERNING LAW

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

ARTICLE 20.

NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation of any of the foregoing, the failure to give a notice pursuant to Articles 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

ARTICLE 21.

USE OF EMPLOYEE PLAN ASSETS

(a) If assets of an employee benefit plan subject to any provision of ERISA are intended to be used directly by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a non-exempt prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed. For the avoidance of doubt, a Transaction shall not be deemed to use the assets of an employee benefit plan subject to any provision of ERISA solely because the assets of the Buyer or Seller are used in such Transaction at a time when such party is in compliance with an applicable exemption from ERISA

(b) Subject to the penultimate sentence of subparagraph (a) of this Article 21, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction, pursuant to this Article 21, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is Seller in any outstanding Transaction involving a Plan Party.

ARTICLE 22.

INTENT

(a) The parties intend and recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). The Parties intend (i) for each Transaction to qualify for the “safe harbor” treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (iii) that each party (for so long as each is either a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Sections 546, 555, 559, 561, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” and a “master netting contract” including (x) the rights, set forth in Article 12 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 12 and in Sections 362(b)(6), 362(b)(7), 362(o) and 546 of the Bankruptcy Code.

(b) It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Article 12 hereof is a contractual right to accelerate or terminate this Agreement or to liquidate Assets as described in Sections 555 and 559 of the Bankruptcy Code. It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) Each party hereto further agrees that it shall not challenge the characterization of this Agreement or any Transaction as a “repurchase agreement,” “securities contract,” and/or “master netting agreement,” or each party as a “repo participant” within the meaning of the Bankruptcy Code except in so far as the type of Purchased Assets subject to the Transactions or, in the case of a “repurchase agreement,” the term of the Transactions, would render such definition inapplicable.

(e) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(f) It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Section 561 of the Bankruptcy Code.

(g) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes (a) to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and (b) that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

ARTICLE 23.

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder;

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) In the case of Transactions in which one of the parties is an “insured depository institution”, as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 24.

CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a) PURSUANT TO, AND IN ACCORDANCE WITH, SECTION 5-1402 OF THE NEW YORK STATE GENERAL OBLIGATIONS LAW, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN MANHATTAN, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THIS AGREEMENT OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY TRANSACTION UNDER THIS AGREEMENT AND (II) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

(b) TO THE EXTENT THAT EITHER PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ANY ACTION BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THIS AGREEMENT OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY TRANSACTION UNDER THIS AGREEMENT.

(c) THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT EACH MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND IRREVOCABLY CONSENT TO THE SERVICE OF ANY SUMMONS AND COMPLAINT AND

ANY OTHER PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS TO THEM AT THEIR RESPECTIVE ADDRESS SPECIFIED HEREIN. THE PARTIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS ARTICLE 24 SHALL AFFECT THE RIGHT OF BUYER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(d) SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO (I) A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER AND (II) ANY RIGHT TO NAME BUYER AND ANY OF ITS AFFILIATES IN ANY ACTION, SUIT OR PROCEEDING IN WHICH SELLER SEEKS ANY MONETARY DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE) AND EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS THERETO AND COVENANTS AND AGREES ITS REMEDY IN SUCH ACTION, SUIT OR PROCEEDING IS FOR INJUNCTIVE RELIEF TO COMPEL BUYER TO COMPLY WITH ITS WRITTEN OBLIGATIONS HEREUNDER OR DECLARATORY JUDGMENT WITH RESPECT TO THE INTERPRETATION OF THE PROVISIONS OF THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT.

ARTICLE 25.

NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 26.

INDEMNITY

Seller hereby agrees to indemnify Buyer, Buyer’s designee that is holding a Purchased Asset File on behalf of and at the direction of Buyer, Buyer’s Affiliates and each of its officers, directors, employees, attorneys, consultants and other advisors (collectively, “Indemnified Parties”) from and against any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on, incurred and paid by or asserted against any Indemnified Party in any way whatsoever arising out of, or in connection with, or relating to the Transaction Documents including this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that (a) Seller shall not be liable for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to, or arising out of, any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including, without limitation, ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act; provided, that Seller shall not be liable for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party and (b) Indemnified Amounts shall not include Indemnified Taxes or Excluded Taxes. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all actual out-of-pocket expense (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel), loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s reasonable out-of-pocket costs and expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Assets (including, without limitation, those incurred pursuant to Article 27 and Article 3 (including, without limitation, all Pre-Purchase Legal Expenses, even if the underlying prospective Transaction for which they were incurred does not take place for any reason) and the enforcement or the preservation of Buyer’s rights under this Agreement, any Transaction Documents or Transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of its outside counsel. Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller and this Article 26 shall survive the termination of this Agreement and the Transactions contemplated hereby.

ARTICLE 27.

DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Primary Servicer and any other servicer or sub-servicer and/or the Custodian. Seller agrees to reimburse Buyer for any and all reasonable out of pocket costs and expenses incurred by Buyer with respect to continuing due diligence on the Purchased Assets, which shall be paid by Seller to Buyer within thirty (30) calendar days after receipt of an invoice therefor. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Upon a written demand therefor by Buyer to Seller, Seller further agrees that Seller shall promptly (but in no event later than ten (10) Business Days of such a demand) reimburse Buyer for any and all reasonable attorneys’ fees, costs and expenses of outside counsel incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets.

ARTICLE 28.

SERVICING

(a) Each servicer of any Purchased Asset (including the Primary Servicer) shall service the Assets for the benefit of Buyer and Buyer’s successors and assigns. The appointment of each servicer of any Purchased Asset (including the Primary Servicer) shall be subject to the prior written approval of Buyer, such approval not to be unreasonably withheld, conditioned or delayed. Seller shall cause each such servicer (including the Primary Servicer) to service the Purchased Assets at Seller’s sole cost and for the benefit of Buyer in accordance with Accepted Servicing Practices; provided that, without prior written consent of Buyer in its sole discretion as required by Article 7(d), 7(e) and 7(f), no servicer (including the Primary Servicer) of any of the Purchased Assets shall take any action with respect to any Purchased Asset described in Article 7(d), 7(e) and 7(f) other than pursuant to a Revocable Option.

(b) Seller agrees that Buyer is the owner of all servicing records, including, but not limited to, any and all servicing agreements (including, without limitation, the Primary Servicing Agreement or any other servicing agreement relating to the servicing of any or all of the Purchased Assets) (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, valuations, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”), so long as the Purchased Assets are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Rights and Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Article 28 and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis and/or (ii) terminate Seller (as the servicer), Primary Servicer or any other servicer or sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers or any other servicer other than Primary Servicer pursuant to the Primary Servicing Agreement to service the Purchased Assets without the prior written approval of Buyer, in Buyer’s sole discretion. If the Purchased Assets are serviced by such a Buyer approved sub-servicer or any other servicer, Seller shall, irrevocably assign all rights, title and interest (if any) in the servicing agreements in the Purchased Assets to Buyer. Seller shall cause all servicers and sub-servicers engaged by Seller to execute a direct agreement with Buyer acknowledging Buyer’s security interest and agreeing that each servicer and/or sub-servicer shall transfer all Income with respect to the Purchased Assets in accordance with the applicable Servicing Agreement and so long as any Purchased Asset is owned by Buyer hereunder, following notice from Buyer to Seller and each such servicer of an Event of Default under this Agreement, each such servicer (including Primary Servicer) or sub-servicer shall take no action with regard to such Purchased Asset other than as specifically directed by Buyer.

(e) The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

(f) For the avoidance of doubt, Seller retains no economic rights to the servicing, other than Seller’s rights under the Primary Servicing Agreement or any other servicing agreement related to the Purchased Assets. As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.

(g) Seller shall cause each servicer of a Purchased Asset to provide to Buyer via electronic transmission, promptly upon request by Buyer a Servicing Tape for the quarter (or any portion thereof) prior to the date of Buyer’s request.

ARTICLE 29.

MISCELLANEOUS

(a) Seller hereby acknowledges and agrees that Buyer may either securitize or participate, syndicate or otherwise sell interests in the Transactions, any Transaction and/or any portion thereof (any such transaction, a “Secondary Market Transaction”). To the extent Buyer desires to implement any Secondary Market Transaction, Seller agrees to reasonably cooperate with Buyer, at Buyer’s sole cost and expense (including, without limitation, Buyer’s attorneys’ fees and costs and Seller’s reasonable attorneys’ fees and costs), to plan, structure, negotiate, implement and execute such Secondary Market Transaction; provided that such Secondary Market Transaction has no material adverse tax consequence on Seller or its direct or indirect owners (including, without limitation, causing all or any portion of Seller to be treated as a “taxable mortgage pool” for federal income tax purposes). Seller hereby further acknowledges and agrees that (i) Buyer reserves the right to convert any Transaction or Transactions (or any portion thereof) at any time (including in connection with a Secondary Market Transaction) to components, pari passu financing or subordinate financing, including one or more tranches of preferred equity, subordinate debt, multiple notes, or participation interests, each subordinate to such loan (“Subordinate Financing”, and the senior portion of any such Subordinate Financing, the “Senior Tranche”), and (ii) any such Subordinate Financing shall have individual coupon rates that, when blended with the Senior Tranche in the aggregate, shall equal at all times the Price Differential; provided that such Subordinate Financing has no material adverse tax consequence on Seller or its direct or indirect owners (including, without limitation, causing all or any portion of Seller to be treated as a “taxable mortgage pool” for federal income tax purposes). Seller acknowledges and agrees that the terms of any such Subordinate Financing will provide that a default under the Senior Tranche shall be a default under the respective Subordinate Financing. Seller consents to disclosure by Buyer or any of its Affiliates of the Purchased Assets, collateral therefor and Seller’s and its Affiliates’ and/or principals’ operating and financial statements in connection with the servicing of any Purchased Assets and any Secondary Market Transaction.

(b) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(c) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(d) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(e) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay on demand Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution, consummation and administration of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated. Seller agrees to pay Buyer promptly on demand all costs and expenses (including, without limitation, reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Purchased Items and for the custody, care or preservation of the Purchased Items (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including, without limitation, reasonable expenses for legal services of every kind) incurred in connection with the maintenance of the Depository Account and registering the Purchased Items in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement and shall survive the termination of this Agreement.

(f) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, Seller and Guarantor hereby grant to Buyer and its Affiliates, including the Affiliated Hedge Counterparty, if applicable, a right of offset, to secure repayment of all amounts owing to Buyer or its Affiliates by Seller, Guarantor or any Subsidiary of Guarantor under the Transaction Documents and any Hedging Transactions, upon any and all monies, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located), for the account of Seller, Guarantor or any Subsidiary of Guarantor, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Seller, Guarantor or any Subsidiary of Guarantor at any time existing. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, Guarantor or any Subsidiary of Guarantor, any such notice being expressly waived, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller, Guarantor or any Subsidiary of Guarantor under the Transaction Documents or any Hedging Transactions, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder to the extent that any such amounts are due and payable and regardless of any other collateral securing such amounts. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR UNDER THE TRANSACTION DOCUMENTS AND ANY HEDGING TRANSACTIONS, PRIOR TO EXERCISING THEIR RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR.

(g) [Intentionally Omitted]

(h) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(j) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(k) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(l) Wherever pursuant to this Agreement, Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole discretion and such decision by Buyer shall be final and conclusive.

(m) Each Affiliated Hedge Counterparty is an intended third party beneficiary of this Agreement and the parties hereto agree that this Agreement shall not be amended or otherwise modified without the written consent of each Affiliated Hedge Counterparty, such consent not to be unreasonably withheld.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement (and by Seller as a deed) as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jonathan Strain
Name: Jonathan Strain
Title: Authorized Representative

[Signature Page to Master Repurchase and Securities Contact Agreement]

SELLER:

Executed as a Deed by

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President

In the presence of:

By:	/s/ Marti McDonald
Witness

Name: Marti McDonald
Title: Executive Assistant

[Signature Page to Master Repurchase and Securities Contract Agreement]

ANNEXES, EXHIBITS AND SCHEDULES

SCHEDULE I	Prohibited Transferees

ANNEX I	Names and Addresses for Communications between Parties

EXHIBIT I	Form of Confirmation Statement

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III-A	Monthly Reporting Package

EXHIBIT III-B	Quarterly Reporting Package

EXHIBIT III-C	Annual Reporting Package

EXHIBIT IV	Form of Power of Attorney

EXHIBIT V	Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VI	Advance Procedures

EXHIBIT VII	Form of Margin Deficit Notice

EXHIBIT VIII	Form of Tax Compliance Certificates

EXHIBIT IX	Form of Covenant Compliance Certificate

EXHIBIT X	UCC Filing Jurisdictions

EXHIBIT XI	Form of Servicer Notice

EXHIBIT XII	Form of Release Letter

EXHIBIT XIII	Form of Re-Direction Letter

EXHIBIT XIV	Form of Custodial Delivery

EXHIBIT XV	Form of Bailee Letter

ANNEX I

NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

Buyer:

GOLDMAN SACHS BANK USA
200 West Street
New York, New York 10282
Attention:	Mr. Jeffrey Dawkins
Telephone:	(212) ###-####
Telecopy:	(212) ###-####
Email:	#######.#######@gs.com
Email:	##-######-####-##########@gs.com

With copies to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
Attention:	Lisa A. Chaney, Esq.
Telephone:	(212) ###-####
Facsimile:	(212) ###-####
Email:	##########@paulhastings.com

Seller:

TPG RE FINANCE 2, LTD.

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 27th Floor

New York, NY 10106

Attention: Ian McColough

Telephone: 212-###-####

Email: ##########@tpg.com

and:

TPG RE FINANCE 2, LTD.

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 27th Floor

New York, NY 10106

Attention: Jason Ruckman

Telephone: 212-###-####

Email: ########@tpg.com

With copies to:

Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036-8704 Attention: David C. Djaha, Esq. Telephone: (212) ###-#### Email: ###########@ropesgray.com

EXHIBIT I

CONFIRMATION STATEMENT

GOLDMAN SACHS BANK USA

Ladies and Gentlemen:

Seller is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which GOLDMAN SACHS BANK USA, a New York state-chartered bank, shall purchase from us the Purchased Assets identified on the attached Schedule 1 pursuant to the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Contract Agreement”), between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”) on the following terms. Capitalized terms used herein without definition have the meanings given in the Master Repurchase and Securities Contract Agreement.

Purchase Date:	, 20 _

Purchased Assets:	[Name]: As identified on attached Schedule 1

Aggregate Principal Amount of Purchased Assets:	[$ ]

Repurchase Date:

Purchase Price:	[$ ]

Market Value:[1]	[$ ]

LTV: [2]

Change in Purchase Price	[$ ]

Hedge-Required Asset [Y/N]

Pricing Rate:	LIBOR Rate plus ______%

Advance Rate:

Maximum Advance Rate:

Applicable Spread:

LTV Purchased Asset / Debt Yield Asset:

Maximum LTV:[3]

Minimum Debt Yield:[4]

[1]	As of the Purchase Date only. For LTV Purchased Assets only.
[2]	As of the Purchase Date only. For LTV Purchased Assets only.
[3]	For LTV Purchased Assets only.
[4]	For Debt Yield Purchased Assets only.

Net Operating Income:[5]

Debt Yield:[6]

Remaining Future Funding Advances:

Governing Agreements:	As identified on attached Schedule 1

Requested Wire Amount:

Requested Fund Date:

Type of Funding:	[Table/Non-table]

REMIC-Eligible Asset: [Y/N]

Wiring Instructions:	See Schedule 2

[5]	For Debt Yield Purchased Assets only.
[6]	For Debt Yield Purchased Assets only.

Name and address for communications:	Buyer:	GOLDMAN SACHS BANK USA
200 West Street
New York, New York 10282
		Attention:	Mr. Jeffrey Dawkins
		Telephone:	(212) ###-####
		Telecopy:	(212) ###-####
		Email:	###############@gs.com
		Email:	#########################@gs.com

With copies to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
		Attention:	Lisa A. Chaney, Esq.
		Telephone:	(212) ###-####
		Facsimile:	(212) ###-####
Email: ##########@paulhastings.com

Seller:

TPG RE FINANCE 2, LTD.

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 27th Floor

New York, NY 10106

Attention: Ian McColough

Telephone: 212-###-####

Email: ##########@tpg.com

and:

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 27th Floor

New York, NY 10106

Attention: Jason Ruckman

Telephone: 212-###-####

Email: ########@tpg.com

With copies to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

Attention: David C. Djaha, Esq.

Telephone: (212) ###-####

Email: ###########@ropesgray.com

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:
Name:
Title:

Schedule 1 to Confirmation Statement

Purchased Asset:

Principal Amount:

Each representation and warranty made with respect to the Purchased Assets set forth below, remain true, correct and complete as of the date hereof.

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

[SELLER TO PROVIDE]

Name	Specimen Signature

EXHIBIT III-A

MONTHLY REPORTING PACKAGE

The Monthly Reporting Package shall include, inter alia, the following:

•	A listing of all Purchased Assets reflecting (i) the payment status of each Purchased Asset and any material changes in the financial or other condition of each Purchased Asset, including, without limitation any new or ongoing litigation; and (ii) any representation and/or warranty breaches under the Purchased Asset Documents.

•	A listing of any existing Potential Events of Default.

•	Remittance reports.

•	All other information as Buyer, from time to time, may reasonably request with respect to Seller or any Purchased Asset, obligor or Underlying Mortgaged Property.

EXHIBIT III-B

QUARTERLY REPORTING PACKAGE

The Quarterly Reporting Package shall include, inter alia, the following:

•	Any and all financial statements, rent rolls or other material information received from the borrowers related to each Purchased Asset.

•	A remittance report containing servicing information, including without limitation, the amount of each periodic payment due, the amount of each periodic payment received, the date of receipt, the date due, and whether there has been any material adverse change to the real property, on a loan by loan basis and in the aggregate, with respect to the Purchased Assets serviced by any servicer (such remittance report, a “Servicing Tape”), or to the extent any servicer does not provide any such Servicing Tape, a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape.

•	Consolidated unaudited financial statements of Guarantor presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate (hereafter defined), including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter, and certified as being true and correct by a Covenant Compliance Certificate.

•	A certificate substantially in the form attached hereto as Exhibit IX to this Agreement (the “Covenant Compliance Certificate”), from a Responsible Officer.[7]

[7]	Subject to review by GS operations.

EXHIBIT III-C

ANNUAL REPORTING PACKAGE

The Annual Reporting Package shall include, inter alia, the following:

•	Guarantor’s consolidated audited financial statements, prepared by a nationally recognized independent certified public accounting firm and presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter accompanied by an unqualified report of the nationally recognized independent certified public accounting firm that prepared them.

EXHIBIT IV

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number ###### (“Seller”), does hereby appoint GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”), its attorney in fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of any endorsements of documents or instruments relating to the Purchased Assets, including without limitation, any transfer documents related thereto and any written notices to underlying obligors to effectuate a legal transfer of the Purchased Assets, (ii) the recordation of any instruments relating to such Purchased Assets, (iii) the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other uniform commercial code forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets, and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Contract Agreement”), between Buyer and Seller, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent; provided that Buyer shall not exercise any of its rights under this Power of Attorney unless and until an Event of Default has occurred and is continuing.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed and delivered this 19th day of 2015.

[SIGNATURES ON THE FOLLOWING PAGE]

Executed as a Deed by

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:

In the presence of:

By:
Witness

Name:
Title:

EXHIBIT V

REPRESENTATIONS AND WARRANTIES

REGARDING THE PURCHASED ASSETS

With respect to each Purchased Asset and the related Underlying Mortgaged Property or Underlying Mortgaged Properties, on the related Purchase Date and at all times while this Agreement and any Transaction contemplated hereunder is in effect, Seller shall be deemed to make the following representations and warranties to Buyer as of such date; provided, however, that, with respect to any Purchased Asset, such representations and warranties shall be deemed to be modified by any Exception Report delivered by Seller to Buyer prior to, or contemporaneously with, the issuance of a Confirmation with respect thereto.

(1)	Whole Loan; Ownership of Purchased Assets. At the time of the sale, transfer and assignment to Buyer, no Mortgage Note, Mortgage or Participation Certificate was subject to any assignment (other than assignments to Seller), participation (other than with respect to the Participation Interests) or pledge, and Seller had good title to, and was the sole owner of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to the Participation Interests), any other ownership interests on, in or to such Purchased Asset. Seller has full right and authority to sell, assign and transfer each Purchased Asset, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Asset.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Purchased Asset is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one-action or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (a) as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) that certain provisions in such Purchased Asset Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance or prepayment fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (a) above) such limitations or unenforceability will not render such Purchased Asset Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (a) and (b) collectively, the “Standard Qualifications”). Except as set forth in the immediately preceding sentences, to Seller’s Knowledge, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Purchased Asset, in each case, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Asset Documents.

(3)	Mortgage Provisions. The Purchased Asset Documents for each Purchased Asset contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Hospitality Provisions. The Purchased Asset Documents for each Purchased Asset that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Purchased Asset secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Asset File or as otherwise provided in the related Purchased Asset Documents (a) the material terms of such Mortgage, Mortgage Note, guaranty, participation agreement, if applicable, and related Purchased Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could be reasonably expected to have a material adverse effect on the Purchased Asset; (b) no related Underlying Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Underlying Mortgaged Property; and (c) neither the related borrower nor the related guarantor nor the related participating Person has been released from its material obligations under the Purchased Asset Documents. With respect to each Purchased Asset, except as contained in a written document included in the Purchased Asset File, there have been no modifications, amendments or waivers consented to by Seller that could be reasonably expected to have a material adverse effect on such Purchased Asset.

(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to Buyer constitutes a legal, valid and binding assignment to Buyer. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Underlying Mortgaged Property in the principal amount of such Purchased Asset or allocated loan amount (subject only to Permitted Encumbrances, except as the enforcement thereof may be limited by the Standard Qualifications). Such Underlying Mortgaged Property (subject to and excepting Permitted Encumbrances) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are being contested in accordance with the Purchased Asset Documents, bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below) (such liens and encumbrances, “Standard Lien Exceptions”). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Purchased Asset establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by Standard Qualifications subject to the limitations described in Paragraph (8) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Underlying Mortgaged Property securing a Purchased Asset is covered by a Title Policy in the original principal amount of such Purchased Asset (or with respect to a Purchased Asset secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to Permitted Encumbrances. None of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller, nor to Seller’s Knowledge, any other holder of the Purchased Asset, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Underlying Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(8)	Junior Liens. There are no subordinate mortgages or junior liens securing the payment of money encumbering the related Underlying Mortgaged Property (other than Permitted Encumbrances and Standard Lien Exceptions). Seller has no Knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(9)	Assignment of Leases. There exists as part of the related Purchased Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. No Person other than the related Mortgagor owns any direct interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Purchased Asset, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)

UCC Filings. Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC-1 financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Asset to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Underlying Mortgaged Property owned by such Mortgagor and located on the related Underlying Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Asset Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by such recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above, to the extent perfection may be effected pursuant to applicable law by such recording or filing, as the case may be. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC-1 financing statements are required in order to effect such perfection. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Underlying Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, of such financing statement to Seller was in suitable form for filing in the filing office in which such financing statement was filed.

(11)	Condition of Property. Seller or the originator of the Purchased Asset inspected or caused to be inspected each related Underlying Mortgaged Property within six months of origination of the Purchased Asset and within twelve months of the Purchased Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Asset no more than twelve months prior to the Purchase Date. To Seller’s Knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, each related Underlying Mortgaged Property was (a) free and clear of any material damage, (b) in good repair and condition and (c) free of structural defects, except in each case (i) for any damage or deficiencies that would not materially and adversely affect the use, operation or value of such Underlying Mortgaged Property as security for the Purchased Asset, (ii) if such repairs have been completed or (iii) if escrows in an aggregate amount consistent with the standards utilized by Seller with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. Seller has no Knowledge of any material issues with the physical condition of the Underlying Mortgaged Property that Seller believes would have a material adverse effect on the use, operation or value of the Underlying Mortgaged Property other than those disclosed in the engineering report and those addressed in clauses (i), (ii) and (iii) above.

(12)	Taxes and Assessments. All real estate taxes, governmental assessments and other similar outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Underlying Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Underlying Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this Paragraph (10), real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)	Condemnation. As of the date of origination and to Seller’s Knowledge as of the Purchase Date, there is no proceeding pending, and, to Seller’s Knowledge as of the date of origination and as of the Purchased Date, there is no proceeding threatened, for the total or partial condemnation of such Underlying Mortgaged Property that would have a material adverse effect on the value, use or operation of the Underlying Mortgaged Property.

(14)

Actions Concerning Purchased Asset. As of the date of origination and to Seller’s Knowledge as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or the Underlying Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Underlying Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Purchased Asset Documents, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Underlying Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Purchased Asset Documents, (g) the current ability of the Underlying Mortgaged Property to generate net cash flow sufficient to service such Purchased Asset or (h) the current principal use of the Underlying Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to the Purchased Asset Documents are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Purchased Asset Documents are being conveyed by Seller to Buyer or its servicer. Any and all requirements under the Purchased Asset Documents as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the Purchased Asset Documents.

(16)	No Holdbacks. The principal balance of the Purchased Asset set forth on the Purchased Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Purchased Asset has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Underlying Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursements of any such escrow fund made on or prior to the date hereof.

(17)	Insurance. Each related Underlying Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Asset Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VII” from A.M. Best Company, Inc., (ii) at least “A3” (or the equivalent) from Moody’s or (iii) at least “A-” from Standard & Poor’s (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Purchased Asset and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Underlying Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Underlying Mortgaged Property.

Each related Underlying Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) (i) covers a period of not less than 12 months (or with respect to each Purchased Asset on a single asset with a principal balance of $50 million or more, 18 months); (ii) for a Purchased Asset with a principal balance of $50 million or more, contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Underlying Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Underlying Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Underlying Mortgaged Property by an insurer meeting the Insurance Rating Requirement.

The Underlying Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by a prudent institutional commercial mortgage lender for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (the “SEL”) or the probable maximum loss (the “PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least “A:VII” by A.M. Best Company, Inc. or “A3” (or the equivalent) from Moody’s or “A-” by Standard & Poor’s in an amount not less than 150% of the SEL or PML, as applicable.

The Purchased Asset Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Underlying Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Purchased Asset, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the reduction of the outstanding principal balance of such Purchased Asset together with any accrued interest thereon.

All premiums on all insurance policies referred to in this Paragraph (17) required to be paid as of the Purchase Date have been paid, and such insurance policies name the lender under the Purchased Asset and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Buyer. Each related Purchased Asset obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums and other related expenses, including reasonable attorney’s fees. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(18)	Access; Utilities; Separate Tax Lots. Each Underlying Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Underlying Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Underlying Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Underlying Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Purchased Asset Documents require the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Underlying Mortgaged Property is a part until the separate tax lots are created or the non-recourse carveout guarantor under the Purchased Asset Documents has indemnified the mortgagee for any loss suffered in connection therewith.

(19)	No Encroachments. To Seller’s Knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Purchased Asset: (a) all material improvements that were included for the purpose of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of such Purchased Asset are within the boundaries of the related Underlying Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Underlying Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy; (b) no improvements on adjoining parcels encroach onto the related Underlying Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Underlying Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy; and (c) no material improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Underlying Mortgaged Property or for which insurance or endorsements have been obtained under the Title Policy.

(20)	No Contingent Interest or Equity Participation. No Purchased Asset has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an anticipated repayment date loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated Repayment Date) or an equity participation by Seller.

(21)

REMIC. The representations in this Paragraph (21) are made only to the extent that Seller has identified the Purchased Asset as a REMIC-eligible asset in the related Confirmation. The Purchased Asset is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (a) the issue price of the Purchased Asset to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Purchased Asset and (b) either: (i) such Purchased Asset is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (A) at the date the Purchased Asset was originated at least equal to 80% of the adjusted issue price of the Purchased Asset on such date or (B) at the Purchase Date at least equal to 80% of the adjusted issue price of the Purchased Asset on such date, provided that, for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Purchased Asset and (2) a proportionate amount of any lien that is in parity with the Purchased Asset; or (ii) substantially all of the proceeds of such Purchased Asset were used to acquire, improve or protect the real property which served as the only security for such Purchased Asset (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Purchased Asset was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (i) was modified as a result of the default or reasonably foreseeable default of such Purchased Asset or (ii) satisfies the provisions of either clause (b)(i)(A) above (substituting the date of the last such modification for the date the Purchased Asset was originated) or clause (b)(i)(B), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Purchased Asset constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this Paragraph (21) shall have the same meanings as set forth in the related Treasury Regulations.

(22)	Compliance with Usury Laws. The interest rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Purchased Asset complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)	Authorized to do Business. To the extent required under applicable law, as of the Purchase Date and as of each date that such entity held the Mortgage Note, Seller and, to Seller’s Knowledge each other holder of the Mortgage Note, was authorized to transact and do business in the jurisdiction in which each related Underlying Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Purchased Asset by Buyer.

(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Underlying Mortgaged Property or related security for such Purchased Asset, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

(25)

Local Law Compliance. To Seller’s Knowledge, based upon any of a letter from any governmental authorities, a legal opinion or memorandum, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans, with respect to the improvements located on or forming part of each Underlying Mortgaged Property securing a Purchased Asset, there are no material violations of applicable laws, zoning ordinances, rules, covenants, building codes, restrictions and land laws (collectively, “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Underlying Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Underlying Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Purchased Asset. The terms of the Purchased Asset Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)	Licenses and Permits. Each Mortgagor covenants in the Purchased Asset Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents and applicable governmental authorizations necessary for its operation of the Underlying Mortgaged Property in full force and effect, and to Seller’s Knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect as of the Purchase Date. The Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located and for the Mortgagor and the Underlying Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(27)	Recourse Obligations. The Purchased Asset Documents for each Purchased Asset provide that such Purchased Asset is non-recourse to the related parties thereto except that: (a) the related Mortgagor and a guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with Mortgagor) that has assets other than equity in the related Underlying Mortgaged property that are not de minimis) shall be fully liable for losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Purchased Asset Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misappropriation of rents (following an event of default), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Underlying Mortgaged Property, (iv) intentional misconduct and (v) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Purchased Asset shall become full recourse to the related Mortgagor and a guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with Mortgagor) that has assets other than equity in the related Underlying Mortgaged Property that are not de minimis), upon any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed, consented to, or acquiesced in by the Mortgagor, (ii) Mortgagor and/or its principals shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) upon the transfer of either the Underlying Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Asset Documents.

(28)

Mortgage Releases. The terms of the related Mortgage or related Purchased Asset Documents do not provide for release of any material portion of the Underlying Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 115% of the related allocated loan amount of such portion of the Underlying Mortgaged Property and (ii) the outstanding principal balance of the Purchased Asset, (b) upon payment in full of such Purchased Asset, (c) releases of out-parcels that are unimproved or other portions of the Underlying Mortgaged Property which will not have a material adverse effect on the underwritten value of the Underlying Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Purchased Asset and are not necessary for physical access to the Underlying Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation. To the extent that the Purchased Asset is identified by Seller as a REMIC-eligible asset in the relation Confirmation, with respect to any partial release under the preceding clause (a) or (d), either: (i) such release of collateral (A) would not constitute a “significant modification” of the subject Purchased Asset within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (B) would not cause the subject Purchased Asset to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (ii) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (i). For purposes of the preceding clause (i), if the fair market value of the real property constituting such Underlying Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Purchased Asset outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions governing a “real estate mortgage investment conduit” as defined in Section 860D of the Code (the “REMIC Provisions”).

To the extent that the Purchased Asset is identified by Seller as a REMIC-eligible asset in the relation Confirmation, in the event of a taking of any portion of a Underlying Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Purchased Asset in an amount not less than the amount required by the REMIC Provisions and, to such extent, awards are not required to be applied to the restoration of the Underlying Mortgaged Property or to be released to the Mortgagor, if, immediately after the release of such portion of the Underlying Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Underlying Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Purchased Asset.

To the extent that the Purchased Asset is identified by Seller as a REMIC-eligible asset in the related Confirmation, no such Purchased Asset that is secured by more than one Underlying Mortgaged Property or that is cross-collateralized with another Purchased Asset permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. The Purchased Asset Documents for each Purchased Asset require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Purchased Asset with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(30)	Acts of Terrorism Exclusion. With respect to each Purchased Asset over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and 2015 (collectively, the “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Purchased Asset, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) does not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Purchased Asset, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in the TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if the TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Purchased Asset is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Asset, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Purchased Asset contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Purchased Asset if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Purchased Asset Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions on the security of property comparable to the related Underlying Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Asset Documents), (a) the related Underlying Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers that do not result in a change of Control of the related Mortgagor or transfers of passive interests so long as the guarantor retains Control, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Purchased Asset Documents or a Person satisfying specific criteria identified in the related Purchased Asset Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of Paragraph (28) herein, or (vii) to the extent set forth in any Exception Report, by reason of any mezzanine debt that existed at the origination of the related Purchased Asset, or future permitted mezzanine debt in each case as set forth in any Exception Report or (b) the related Underlying Mortgaged Property is encumbered with a subordinate lien or security interest against the related Underlying Mortgaged Property, other than any Permitted Encumbrances. The Mortgage or other Purchased Asset Documents provide that to the extent any reasonable and actual out of pocket expenses are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance. For purposes of the foregoing representation, “Control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(32)	Single-Purpose Entity. Each Purchased Asset requires the borrower to be a Single-Purpose Entity for at least as long as the Purchased Asset is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each Purchased Asset with a principal amount on the Purchase Date of $5 million or more provide that the borrower is a Single-Purpose Entity. For purposes of this Paragraph (32), a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Assets and prohibit it from engaging in any business unrelated to such Underlying Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Underlying Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)	Intentionally omitted.

(34)	Ground Leases. For purposes of this Exhibit III, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Purchased Asset where the Purchased Asset is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Underlying Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	(i) the Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction; (ii) the Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Underlying Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage and (iii) no material change in the terms of the Ground Lease had occurred since its recordation, except by any written instrument which are included in the related Purchased Asset File;

(b)

the lessor under such Ground Lease has agreed in a writing included in the related Purchased Asset File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated, without the prior written consent of the lender (except termination or cancellation if (i) notice of a default under the Ground

Lease is provided to lender and (ii) such default is curable by lender as provided in the Ground Lease but remains uncured beyond the applicable cure period), and no such consent has been granted by Seller since the origination of the Purchased Asset except as reflected in any written instruments which are included in the related Purchased Asset File;

(c)	the Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Purchased Asset, or 10 years past the stated maturity if such Purchased Asset fully amortizes by the stated maturity (or with respect to a Purchased Asset that accrues on an actual 360 basis, substantially amortizes);

(d)	the Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or Standard Lien Exceptions, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject;

(e)	the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Purchased Asset and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Purchased Asset and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease and, to Seller’s Knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s Knowledge, such Ground Lease is in full force and effect;

(g)	the Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	a lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	the Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)

under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in Paragraph (34)(k) below) will be applied either to the repair or to restoration of all or part of the related Underlying Mortgaged

Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Asset Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Asset, together with any accrued interest;

(k)	in the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Underlying Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Purchased Asset, together with any accrued interest; and

(l)	provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by Seller with respect to the Purchased Asset have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial loans.

(36)	Origination and Underwriting. The origination practices of Seller (or, to Seller’s Knowledge, the related originator if Seller was not the originator) with respect to each Purchased Asset have been, in all material respects, legal and as of the date of its origination, such Purchased Asset and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local laws and regulations applicable to Seller (or, to Seller’s Knowledge, the related originator if Seller was not the originator) relating to the origination of such Purchased Asset. At the time of origination of such Purchased Asset, the origination, due diligence and underwriting performed by or on behalf of Seller in connection with each Purchased Asset complied in all material respects with the terms, conditions and requirements of Seller’s origination, due diligence, underwriting procedures, guidelines and standards for similar commercial and multifamily loans.

(37)	Rent Rolls; Operating Histories. Seller has obtained a rent roll (other than with respect to hospitality properties) certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Purchased Asset.

(38)

No Material Default; Payment Record. As of the Purchase Date, no Purchased Asset has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Purchased Asset is delinquent (beyond any applicable grace or cure period) in making required payments. To Seller’s Knowledge, there is (a) no, and since origination until the Purchase Date there has been no, material default, breach, violation or event of acceleration existing under the related Purchased Asset Documents, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or (b), materially and adversely affects the value of the Purchased Asset, or the value, use or operation of the related Underlying Mortgaged Property, provided, however, that this Paragraph (38) does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in any Exception Report. No person other than the holder of such Purchased Asset may declare any event of default under the Purchased Asset or accelerate any indebtedness under the Purchased Asset Documents.

(39)	Bankruptcy. As of the date of origination of the related Purchased Asset and to Seller’s Knowledge as of the Purchase Date, neither the Underlying Mortgaged Property nor any portion thereof is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)	Organization of Mortgagor. With respect to each Purchased Asset, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Asset, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.

Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share in the Mortgagor (the “Major Sponsors”). Seller or the originator, as applicable, (a) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s address history (which history is for at least ten (10) years for individuals), and (b) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that manual public records searches were limited to the last 10 years (clauses (a) and (b) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the Knowledge of Seller, no Major Sponsor or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(41)	Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Underlying Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Underlying Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Underlying Mortgaged Property or in a material adverse effect on the value, use or operations of the Underlying Mortgaged Property.

A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Purchased Assets, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Purchased Asset within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized “environmental conditions” as such term is defined in ASTM

E1527-05 or its successor (the “Environmental Conditions”) at the related Underlying Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Underlying Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-“ (or the equivalent) by Moody’s, Standard & Poor’s and/or Fitch, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s Knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Underlying Mortgaged Property.

In the case of each Purchased Asset with respect to which there is an environmental insurance policy (the “Environmental Insurance Policy”), (i) such Environmental Insurance has been issued by the issuer set forth in the related Exception Report (the “Policy Issuer”) and is effective as of the Purchase Date, (ii) as of origination and to Seller’s Knowledge as of the Purchase Date the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (iii) (A) a property condition or engineering report was prepared, if the related Underlying Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Underlying Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (B) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Underlying Mortgaged Property, the related Mortgagor (1) was required to remediate the identified condition prior to closing the Purchased Asset or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (2) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of the Purchased Asset that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Seller as originator had no Knowledge of any material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (A) the application for insurance, (B) a Mortgagor questionnaire that was provided to the Policy Issuer, or (C) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Purchased Asset.

(42)	Lease Estoppels. With respect to each Purchased Asset secured by retail, office or industrial properties, Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the rent roll delivered as of the origination date. With respect to each Purchased Asset predominantly secured by a retail, office or industrial property leased to a single tenant, Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Purchased Asset, and to Seller’s Knowledge as of the Purchase Date, (i) the related lease is in full force and effect and (ii) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Purchased Asset predominantly secured by a retail, office or industrial property, Seller has received lease estoppels executed within 90 days of the origination date of the related Purchased Asset that collectively account for at least 65% of the in-place base rent for the Underlying Mortgaged Property that secure a Purchased Asset that is represented as of the origination date. To Seller’s Knowledge as of the Purchase Date, (i) each lease represented on the rent roll delivered as of the origination date is in full force and effect and (ii) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Underlying Mortgaged Property either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(43)	Appraisal. The Purchased Asset File contains an appraisal of the related Underlying Mortgaged Property with an appraisal date within six months of the Purchased Asset origination date, and within 12 months of the Purchase Date. The appraisal is signed by an appraiser who is a member of the Appraisal Institute. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Underlying Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Purchased Asset.

(44)	Purchased Asset Schedule. The information pertaining to each Purchased Asset which is set forth in the Purchased Asset Schedule was, to Seller’s Knowledge, true and correct in all material respects as of the Purchased Date and contains all information required by the Repurchase Agreement to be contained therein.

(45)	Cross-Collateralization. No Purchased Asset is cross-collateralized or cross-defaulted with any other mortgage loan.

(46)	Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Purchased Asset Documents, and, to Seller’s Knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Purchased Asset (other than as contemplated by the Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Purchased Asset Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Purchased Asset, other than contributions made on or prior to the date hereof.

(47)	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with the Prescribed Laws. Seller has established an anti-money laundering compliance program to the extent required by the Prescribed Laws, has conducted the requisite due diligence in connection with the origination of the Purchased Asset for purposes of the Prescribed Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Prescribed Laws.

(48)	OFAC. (a) No Purchased Asset is (i) subject to nullification pursuant to Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or (ii) in violation of Executive Order 13224 or the OFAC Regulations, and (b) no Mortgagor is (i) subject to the provisions of Executive Order 13224 or the OFAC Regulations or (ii) listed as a “blocked person” for purposes of the OFAC Regulations.

(49)	Floating Interest Rates. Each Purchased Asset bears interest at a floating rate of interest that is based on LIBOR plus a margin (which interest rate may be subject to a minimum or “floor” rate)

(50)	Senior Participations. With respect to each Purchased Asset that is a Participation Interest: (i) to the Knowledge of Seller, as of the Purchased Date, the related participating Person was not a debtor in any outstanding proceeding pursuant to the federal bankruptcy code; and (ii) Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interest is or may become obligated.

EXHIBIT VI

ADVANCE PROCEDURES

(a) Submission of Due Diligence Package. Seller shall deliver to Buyer a due diligence package for Buyer’s review and approval, which shall contain the following items (the “Due Diligence Package”):

1.	Delivery of Purchased Asset Documents. With respect to a New Asset that is a Pre-Existing Asset, each of the Purchased Asset Documents.

2.	Transaction-Specific Due Diligence Materials. With respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Asset:

A. With respect to each Eligible Asset:

(i) a current rent roll and roll over schedule, if applicable;

(ii) a cash flow pro forma, plus historical operating statements, if available;

(iii) flood certification (or the equivalent in the applicable jurisdiction);

(iv) if available, maps and photos;

(v) copies of valuation, environmental, engineering and any other third party reports; provided, that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items;

(vi) a description of the underlying real estate directly or indirectly securing or supporting such Purchased Asset and the ownership structure of the borrower and the sponsor;

(vii) indicative debt service coverage ratios;

(viii) indicative loan-to-value ratios;

(ix) a term sheet outlining the transaction generally;

(x) a description of the Mortgagor, including experience with other projects (real estate owned), its ownership structure and financial statements;

(xi) a description of Seller’s relationship with the Mortgagor, if any;

(xii) copies of documents evidencing such New Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items;

(xiii) any exceptions to the representations and warranties set forth in Exhibit V to this Agreement.

3.	Environmental and Engineering. A “Phase 1” (and, if applicable, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

4.	Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.

5.	Appraisal. An Appraisal acceptable to Buyer, which Appraisal shall be dated less than ninety (90) days prior to the proposed financing date.

6.	Opinions of Counsel. Opinion letters to Seller and its successors and assigns from counsels to Seller and the underlying obligor, as applicable, on the underlying loan transaction, as to enforceability of the loan documents governing such transaction and such other matters as Buyer shall require (including, without limitation, opinions as to due formation, authority, choice of law, and perfection of security interests).

7.	Additional Real Estate Matters. To the extent obtained by Seller from the Mortgagor relating to any Eligible Asset at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Buyer.

8.	Other Documents. Any other documents as Buyer or its counsel shall reasonably deem necessary.

(b) Submission of Legal Documents. With respect to a New Asset that is an Originated Asset, no less than seven (7) calendar days prior to the proposed Purchase Date, Seller shall deliver, or cause to be delivered, to counsel for Buyer the following items, where applicable:

1.	Copies of all draft Purchased Asset Documents in substantially final form, blacklined against the approved form Purchased Asset Documents.

2.	Certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Purchased Asset, if applicable, of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents, in each case satisfactory to Buyer.

3.	All surveys of the underlying real estate directly or indirectly securing or supporting such Purchased Asset that are in Seller’s possession.

4.	As reasonably requested by Buyer, satisfactory reports of tax lien, judgment and litigation searches and other searches customarily required in the relevant jurisdiction, conducted by search firms which are reasonably acceptable to Buyer with respect to the Eligible Asset, underlying real estate directly or indirectly securing or supporting such Eligible Asset, Seller and Mortgagor, such searches to be conducted in each location Buyer shall reasonably designate.

5.	Certifications that the property is in compliance with all applicable licensing and zoning laws, each issued by the appropriate Governmental Authority.

(c) Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clauses (a) and (b) above, Buyer shall, no less than ten (10) Business Days prior to the proposed Purchase Date (1) notify Seller in writing (which may take the form of electronic mail format) that Buyer has not approved the proposed Eligible Asset as a Purchased Asset or (2) notify Seller in writing (which may take the form of electronic mail format) that Buyer has approved the proposed Eligible Asset as a Purchased Asset.

(d) Assignment Documents. Seller shall have executed and delivered to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel, all applicable assignment documents executed in blank with respect to the proposed Eligible Asset (and in any Hedging Transactions held by Seller with respect thereto) that shall be subject to no liens except as expressly permitted by Buyer. Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as shall be satisfactory to Buyer in its sole discretion, and shall include blacklined copies of each document, showing all changes made to the forms of assignment documents that have been approved in advance by Buyer.

EXHIBIT VII

FORM OF MARGIN DEFICIT NOTICE

[DATE]

VIA ELECTRONIC TRANSMISSION

TPG RE FINANCE 2, LTD.

[                        ]

[                        ]

[                        ]

Attention: [                        ]

Re:	Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement) by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”).

Pursuant to [Article 4(a)/Article 4(b)]8 of the Master Repurchase and Securities Contract Agreement, Buyer hereby notifies Seller of the existence of a Margin Deficit as of the date hereof as follows:

[FOR LTV Purchased Assets:]

Outstanding Purchase Price for certain Purchased Asset:	$
Buyer’s LTV Margin Percentage for certain Purchased Asset:		%
Market Value for certain Purchased Asset:	$
MARGIN DEFICIT:	$
Accrued Interest from [ ] to [ ]:	$
TOTAL WIRE DUE:	$

[For Debt Yield Purchased Assets:]

Debt Yield for certain Purchased Asset:		%
Debt Yield Margin Percentage for certain Purchased Asset:		%
MARGIN DEFICIT:	$
Accrued Interest from [ ] to [ ]:	$
TOTAL WIRE DUE:	$

[8]	Based on whether a Purchased Asset is a Debt Yield Purchased Asset or an LTV Purchased Asset

SELLER IS REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED [ARTICLE 4(a)/ARTICLE 4(b)]9 THEREOF.

[9]	Based on whether a Purchased Asset is a Debt Yield Purchased Asset or an LTV Purchased Asset

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:
Name:
Title:

EXHIBIT VIII

EXHIBIT VIII-A

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Assignees That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 13(k) of the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Contract Agreement”), by and between Goldman Sachs Bank USA, a New York state-chartered bank, as Buyer, and TPG RE Finance 2, Ltd., a Cayman Islands exempted company, as Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Seller(s) with a correct, complete, and accurate executed IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Seller(s), and (2) the undersigned shall have at all times furnished the applicable Seller(s) with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF ASSIGNEE]

By:
Name:
Title:
Date: , 201[ ]

EXHIBIT VIII-B

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 13(k) of the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Contract Agreement”), by and between Goldman Sachs Bank USA, a New York state-chartered bank, as Buyer, and TPG RE Finance 2, Ltd., a Cayman Islands exempted company, as Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Buyer or Assignee with a correct, complete, and accurate executed IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer or Assignee in writing, and (2) the undersigned shall have at all times furnished such Buyer or Assignee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 201[ ]

EXHIBIT VIII-C

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 13(k) of the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Agreement”), by and between Goldman Sachs Bank USA, a New York state-chartered bank, as Buyer, and TPG RE Finance 2, Ltd., a Cayman Islands exempted company, as Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Buyer or Assignee with a correct, complete, and accurate executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer or Assignee and (2) the undersigned shall have at all times furnished such Buyer or Assignee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 201[ ]

EXHIBIT VIII-D

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Assignees That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 13(k) of the Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Master Repurchase and Securities Contract Agreement”), by and between Goldman Sachs Bank USA, a New York state-chartered bank, as Buyer, and TPG RE Finance 2, Ltd., a Cayman Islands exempted company, as Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect to such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Seller(s) with a correct, complete, and accurate executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Seller(s), and (2) the undersigned shall have at all times furnished the applicable Seller(s) with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF ASSIGNEE]

By:
Name:
Title:
Date: , 201[ ]

EXHIBIT IX

FORM OF COVENANT COMPLIANCE CERTIFICATE

[    ] [    ], 20[    ]

GOLDMAN SACHS BANK USA

200 West Street

New York, New York 10282

Attention: Mr. Jeffrey Dawkins

This Covenant Compliance Certificate is furnished pursuant to that certain Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”), and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (collectively, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”). Unless otherwise defined herein, capitalized terms used in this Covenant Compliance Certificate have the respective meanings ascribed thereto in the Master Repurchase and Securities Contract Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN HIS OR HER CAPACITY AS AN OFFICER OF SELLER, THAT:

1.	I am a duly elected Responsible Officer.

2.	All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3.	I have reviewed the terms of the Master Repurchase and Securities Contract Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

4.	I am not aware of any facts, or pending developments that have caused, or may in the future cause the Market Value of any Purchased Asset to decline at any time within the reasonably foreseeable future.

5.	As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 11(i) of the Master Repurchase and Securities Contract Agreement, Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in the Master Repurchase and Securities Contract Agreement and the related documents to be observed, performed or satisfied by it.

6.	The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

7.	As of the date hereof, each of the representations and warranties made by Seller in the Master Repurchase and Securities Contract Agreement are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except as to the extent disclosed in a Requested Exceptions Report.

8.	No condition or event that constitutes a “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event by Seller, however denominated, has occurred or is continuing under any Hedging Transaction.

9.	Attached as Exhibit 1 hereto is a description of all interests of Affiliates of Seller in any Underlying Mortgaged Property (including without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, a Mortgage Asset in right of payment or priority).

10.	Attached as Exhibit 2 hereto are the financial statements required to be delivered pursuant to Article 11 of the Master Repurchase and Securities Contract Agreement (or, if none are required to be delivered as of the date of this Covenant Compliance Certificate, the financial statements most recently delivered pursuant to Article 11 of the Master Repurchase and Securities Contract Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and operations of Seller as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 11.

11.	Attached as Exhibit 3 hereto are the calculations demonstrating compliance with the financial covenants set forth in the Guarantee Agreement.

12.	As of the date hereof, all representations and warranties made on the applicable Purchase Date with respect to each Purchased Asset and as set forth on Exhibit V of the Master Repurchase and Securities Agreement remain true, complete and correct except as to the extent disclosed in a Requested Exceptions Report.

To the extent that Financial Statements are being delivered in connection with this Covenant Compliance Certificate, Seller hereby makes the following representations and warranties: (i) it is in compliance with all of the terms and conditions of the Master Repurchase and Securities Contract Agreement and (ii) it has no claim or offset against Buyer under the Transaction Documents.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Master Repurchase and Securities Contract Agreement and the related documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the foregoing paragraphs, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Guarantor or Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered this [    ] day of [    ], 20[    ].

TPG RE FINANCE 2, LTD.,

a Cayman Islands exempted company

By:
Name:
Title:

EXHIBIT X

UCC FILING JURISDICTIONS

EXHIBIT XI

FORM OF SERVICER NOTICE

[DATE]

[SERVICER]

[ADDRESS]

Attention:

Re:	Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company ( “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”); (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement).

Ladies and Gentlemen:

[                    ] (the “Servicer”) is servicing certain mortgage assets sold by Seller to Buyer pursuant to the Master Repurchase and Securities Contract Agreement (the “Purchased Assets”) pursuant to a servicing agreement dated as of [                    ] between Servicer and Seller (the “Servicing Agreement”). Servicer is hereby notified that, pursuant to the Master Repurchase and Securities Contract Agreement, Seller has sold the Purchased Assets to Buyer on a servicing-released basis, and has granted a security interest to Buyer in the Purchased Assets.

In accordance with Seller’s requirements under the Master Repurchase and Securities Contract Agreement, Seller hereby notifies and instructs Servicer, and Servicer hereby agrees that Servicer shall (a) segregate all amounts collected on account of the Purchased Assets, (b) hold the Purchased Assets in trust for Buyer, and (c) immediately following the receipt thereof by Servicer, deposit all collections of income to the Depository Account at [                    ], ABA # [                    ], Account # [                    ]. Upon receipt of a notice of Event of Default under the Master Repurchase and Securities Contract Agreement from Buyer, Servicer shall only follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

Servicer hereby agrees that, notwithstanding any provision to the contrary in the Servicing Agreement or in any other agreement which exists between Servicer and Seller in respect of any Purchased Asset, (i) Servicer is servicing the Purchased Assets for the joint benefit of Seller and Buyer, (ii) Buyer is expressly intended to be a third-party beneficiary under the Servicing Agreement, and (iii) Buyer may, at any time after the occurrence and during the continuance of an Event of Default under the Master Repurchase and Securities Contract Agreement, terminate the Servicing Agreement and any other such agreement immediately upon the delivery of written notice thereof to Servicer and/or in any event transfer servicing to Buyer’s designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate the Servicing Agreement and any other such agreement and to effectuate the transfer of servicing to the designee of Buyer in accordance with this Servicer Notice.

Notwithstanding any contrary information or direction which may be delivered to Servicer by Seller, Servicer may conclusively rely on any information, direction or notice of an Event of Default under the Master Repurchase and Securities Contract Agreement delivered by Buyer, and, so long as an Event of Default under the Master Repurchase and Securities Contract Agreement exists at such time, Seller shall indemnify and hold Servicer harmless for any and all claims asserted against Servicer for any actions taken in good faith by Servicer in connection with the delivery of such information, direction or notice of any such Event of Default.

No provision of this letter or any Servicing Agreement may be amended, countermanded or otherwise modified without the prior written consent of Buyer. Buyer is an intended third party beneficiary of this letter.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: [                    ].

Very truly yours,

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ACKNOWLEDGED AND AGREED TO:

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:
Title:

EXHIBIT XII

FORM OF RELEASE LETTER

[Date]

GOLDMAN SACHS BANK USA

200 West Street

New York, New York 10282

Attention: Mr. Jeffrey Dawkins

Re:	Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”); (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement).

Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party, and (b) we hereby release all right, interest or claim of any kind other than any rights under the Master Repurchase and Securities Contract Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Buyer of the amount of the Purchase Price contemplated under the Master Repurchase and Securities Contract Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase and Securities Contract Agreement.

Very truly yours,
TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:
Title:

Schedule A

[List of Purchased Asset Documents]

EXHIBIT XIII

FORM OF RE-DIRECTION LETTER

[SELLER LETTERHEAD]

RE-DIRECTION LETTER

AS OF [                ] [    ], 20[    ]

Ladies and Gentlemen:

Please refer to: (a) that certain [Loan Agreement], dated [    ] [    ], 20[    ], by and between [                ] (the “Borrower”), as borrower, and [                ] (the “Lender”), as lender; and (b) all documents securing or relating to that certain $[                ] loan made by the Lender to the Borrower on [    ] [    ], 20[    ] (the “Loan”).

You are advised as follows, effective as of the date of this letter.

Assignment of the Loan. The Lender has entered into a Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (as the same may be amended and/or restated from time to time, the “Master Repurchase and Securities Contract Agreement”), with GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”), having an address at [                        ], and has equitably assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Buyer, subject to the terms of the Master Repurchase and Securities Contract Agreement. This assignment shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.

Direction of Funds. In connection with Borrower’s obligations under the Loan, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account, for the benefit of Buyer:

ABA # [                    ]

Account # [                    ]

Attn: [Insert information regarding Account]

Acct Name: TPG RE FINANCE 2, LTD. for the benefit of GOLDMAN SACHS BANK USA, as Master Repurchase and Securities Contract Agreement Buyer

This direction shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.

Modifications, Waivers, Etc. No modification, waiver, deferral, or release (in whole or in part) of any party’s obligations in respect of this Re-Direction Letter, or of any collateral for any obligations in respect of the Loan other than if required pursuant to the specific terms of the loan documents governing the Loan for which there is no material lender discretion, shall be effective without the prior written consent of Buyer. Notwithstanding the foregoing, except as otherwise provided in the Master Repurchase and Securities Contract Agreement, neither Seller nor Servicer shall take any material action or effect any modification or amendment to any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer.

Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

Very truly yours,
TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:
Title:
Date:	[ ], 20[ ]

Agreed and accepted this [ ] day of [ ], 20[ ]

[ ]

By:
Name:
Title:

EXHIBIT XIV

FORM OF CUSTODIAL DELIVERY

On this                     of                     , 201    , TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”) under that certain Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (the “Repurchase Agreement”) between GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and Seller, does hereby deliver to (a) the Bailee pursuant to that certain Bailee Agreement dated as of the date hereof by and among Seller, Buyer, and Bailee (the “Bailee Agreement”), for Bailee to hold and deliver to Custodian (hereafter defined) as set forth therein, and (b) [U.S. Bank National Association, (“Custodian”) (through the Bailee aforesaid), as custodian under that certain Custodial Agreement, dated as of August 19, 2015 (the “Custodial Agreement”), among Buyer, Custodian and Seller, the Purchased Asset Files with respect to the Purchased Assets to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Purchased Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof. Seller hereby instructs Bailee to comply with the terms of the Bailee Agreement and hereby instructs Custodian to comply with the terms of the Custodial Agreement.

With respect to the Purchased Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Asset Files to ascertain delivery of the documents listed in Section [             ] to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:
Name:
Title:

Purchased Asset Schedule to Custodial Delivery

Purchased Assets

EXHIBIT XV

FORM OF BAILEE LETTER

                    , 20

______________

______________

______________

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement) by and among GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”), and TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and [ ] (the “Bailee”) hereby agree as follows:

(a)	Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder, the Custodial Delivery Certificate attached hereto as Attachment 1.

(b)	On or prior to the date indicated on the Custodial Delivery Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Exhibit B to Attachment 1 attached thereto (collectively, the “Purchased Asset File”) for each of the Purchased Assets (each a “Purchased Asset” and collectively, the “Purchased Assets”) listed in Exhibit A to Attachment 1 attached thereto.

(c)	The Bailee shall issue and deliver to Buyer and [ ] (the “Custodian”) on or prior to the Funding Date by electronic mail (a) in the name of Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the “Bailee’s Trust Receipt and Certification”) which Bailee’s Trust Receipt and Certification shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Delivery Certificate.

(d)	On the applicable Funding Date, in the event that Buyer fails to purchase from Seller the Purchased Assets identified in the related Custodial Delivery Certificate, Buyer shall deliver by electronic mail to the Bailee to the attention of [ ] at [ ], an authorization (the “Electronic Authorization”) to release the Purchased Asset Files with respect to the Purchased Assets identified therein to Seller. Upon receipt of such Electronic Authorization, the Bailee shall release the Purchased Asset Files to Seller in accordance with Seller’s instructions.

(e)	Following the Funding Date and the funding of the Purchase Price, the Bailee shall forward the Purchased Asset Files to the Custodian at [ ], by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third (3rd) Business Day following the applicable Funding Date (the “Delivery Date”).

(f)	From and after the applicable Funding Date until the time of receipt of the Electronic Authorization or the Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody (and will forward in accordance with clause (e) above) and control of the related Purchased Asset Files as bailee for Buyer and (b) is holding the related Purchased Assets as sole and exclusive bailee for Buyer unless and until otherwise instructed in writing by Buyer.

(g)	Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Letter or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Letter.

(h)	In the event that the Bailee fails to produce any document in a Purchased Asset File related to a Purchased Asset that is (or was required to be) then in its possession within ten (10) business days after required or requested by Seller or Buyer (a “Delivery Failure”), the Bailee shall indemnify and hold Buyer, harmless against actual out of pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of such Delivery Failure (but excluding special, indirect, punitive or consequential damages).

(i)	Seller agrees to indemnify and hold Buyer and its respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure (as defined in the Custodial Agreement) or the Bailee’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Letter.

(j)	Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as counsel to Seller in connection with a proposed transaction and [ ], has represented Seller in connection with negotiation, execution and delivery of the Master Repurchase and Securities Contract Agreement.

(k)	The agreement set forth in this Bailee Letter may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

(l)	This Bailee Letter may not be assigned by Seller or the Bailee without the prior written consent of Buyer.

(m)	For the purpose of facilitating the execution of this Bailee Letter as herein provided and for other purposes, this Bailee Letter may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Electronically transmitted signature pages shall be binding to the same extent.

(n)	This Bailee Letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(o)	Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Very truly yours,

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company, as Seller

By:
Name:
Title:

ACCEPTED AND AGREED:
[	], as Bailee

By:
Name:
Title:

ACCEPTED AND AGREED:

GOLDMAN SACHS BANK USA, a New York state-chartered bank, as Buyer

By:
Name:
Title:

Attachment 1

CUSTODIAL DELIVERY CERTIFICATE

[See attached.]

Attachment 2

FORM OF BAILEE’S TRUST RECEIPT AND CERTIFICATION

[            ], 201

GOLDMAN SACHS BANK USA

200 West Street

New York, New York 10282

Attention: Mr. Jeffrey Dawkins

Re:	Bailee Letter, dated as of [ ] (the “Bailee Letter”) among TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”), GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”) and [ ] (the “Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph (c) of the above-referenced Bailee Letter, the undersigned, as the Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1), a copy of which is attached hereto, it has reviewed the Purchased Asset File (Exhibit B to Attachment 1) and has determined that (i) all documents listed in the Purchased Asset File are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Purchased Asset.

The Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of Buyer pursuant to the terms of the Bailee Letter.

All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Letter.

[ ], BAILEE

By:
Name:
Title:

cc: [Custodian]

EXHIBIT XVI

FUTURE FUNDING ADVANCE PROCEDURES

(a) Submission of Future Funding Due Diligence Package. Seller shall deliver to Buyer a due diligence package (the “Future Funding Due Diligence Package”) for Buyer’s review and approval, which shall contain the following items, as applicable:

1.	The executed request for advance (which shall include Seller’s approval of such Future Funding);

2.	The executed borrower’s affidavit;

3.	The fund control agreement (or escrow agreement, if funding through escrow);

4.	Certified copies of all relevant trade contracts;

5.	The title policy endorsement for the advance;

6.	Certified copies of any tenant leases;

7.	Certified copies of any service contracts;

8.	Updated financial statements, operating statements and rent rolls, if applicable;

9.	Evidence of required insurance; and

10.	Updates to the engineering report, if required.

(b) Approval of Future Funding Advance. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clause (a) above, Buyer shall, no less than three (3) Business Days prior to the proposed date of the Future Funding Advance (1) notify Seller in writing (which may take the form of electronic mail format) that Buyer has not approved the proposed Future Funding Amount or (2) notify Seller in writing (which may take the form of electronic mail format) that Buyer has approved the proposed Future Funding Amount. Buyer’s failure to respond to Seller on or prior to three (3) Business Days prior to the proposed Future Funding Advance shall be deemed to be a denial of Seller’s request that Buyer approve the proposed Future Funding Advance, unless Buyer and Seller has agreed otherwise in writing.

EXECUTION VERSION

FIRST AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

This First Amendment to Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of December 29, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement dated as of August 19, 2015 (the “Master Repurchase Agreement”); and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The definition of “Maximum Facility Amount” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Facility Amount” shall mean $375,000,000; provided, that any amounts paid to Buyer on account of a Repurchase Price may be readvanced hereunder and utilized for purchasing additional Assets in accordance with the terms of this Agreement; provided further, however, that (i) from and after the commencement of the Term Out Period, the Maximum Facility Amount shall be reduced, from time to time, as applicable, by all Principal Proceeds which are applied in reduction of the aggregate outstanding Purchase Prices and (ii) during a Wind Down Period, Seller may, from time to time, reduce the Maximum Facility Amount by an amount up to the positive difference, as of the relevant date of determination, when subtracting the then current aggregate Repurchase Prices of all Purchased Assets from the then current Maximum Facility Amount.

2. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller and Buyer;

(b) Amendment to Fee Letter. The First Amendment to Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), by and between Buyer and Seller.

(c) Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller, Pledgor and Guarantor since August 19, 2015, unless otherwise stated therein; and (b) the authority of Seller and Guarantor to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(d) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller, Pledgor and Guarantor.

(e) Legal Opinion. Opinions of outside counsel to Seller reasonably acceptable to Buyer as to such matters as Buyer may reasonably request.

(f) Fees. Payment by Seller of (i) the First Supplemental Standby Fee (as defined in the Fee Letter Amendment) on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3. Continuing Effect; Reaffirmation of Guarantee. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

4. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

5. Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

6. Governing Law. The provisions of Article 19 of the Master Repurchase Agreement are incorporated herein by reference.

7. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

8. References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

[NO FURTHER TEXT ON THIS PAGE]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Signatory

3

SELLER:

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

4

EXECUTION VERSION

AGREED AND ACKNOWLEDGED:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

5

EXECUTION VERSION

SECOND AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT

AGREEMENT

This Second Amendment to Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of November 3, 2016, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement dated as of August 19, 2015 as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015 (the “Master Repurchase Agreement”); and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The definition of “Maximum Facility Amount” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Facility Amount” shall mean $500,000,000; provided, that any amounts paid to Buyer on account of a Repurchase Price may be readvanced hereunder and utilized for purchasing additional Assets in accordance with the terms of this Agreement; provided further, however, that (i) from and after the commencement of the Term Out Period, the Maximum Facility Amount shall be reduced, from time to time, as applicable, by all Principal Proceeds which are applied in reduction of the aggregate outstanding Purchase Prices and (ii) during a Wind Down Period, Seller may, from time to time, reduce the Maximum Facility Amount by an amount up to the positive difference, as of the relevant date of determination, when subtracting the then current aggregate Repurchase Prices of all Purchased Assets from the then current Maximum Facility Amount.

2. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller and Buyer;

(b) Amendment to Fee Letter. The Second Amendment to Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), by and between Buyer and Seller.

(c) Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller, Pledgor and Guarantor since August 19, 2015, unless otherwise stated therein; and (b) the authority of Seller and Guarantor to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

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(d) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller, Pledgor and Guarantor.

(e) Legal Opinion. Opinions of outside counsel to Seller reasonably acceptable to Buyer as to such matters as Buyer may reasonably request, provided, that the execution of this Amendment by Buyer shall evidence satisfaction of this condition.

(f) Fees. Payment by Seller of (i) the Second Supplemental Standby Fee (as defined in the Fee Letter Amendment) on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3. Continuing Effect; Reaffirmation of Guarantee. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

4. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

5. Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

6. Governing Law. The provisions of Article 19 of the Master Repurchase Agreement are incorporated herein by reference.

7. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

8. References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Person

[Signature Page to Second Amendment to Master Repurchase and Securities Contract Agreement]

EXECUTION VERSION

SELLER:

TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President, Transactions

[Signature Page to Second Amendment to Master Repurchase and Securities Contract Agreement]

EXECUTION VERSION

AGREED AND ACKNOWLEDGED:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President, Transactions

[Signature Page to Second Amendment to Master Repurchase and Securities Contract Agreement]